Exhibit 10.9

AGREEMENT OF SALE
BY AND BETWEEN
MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED
LIABILITY COMPANY
as Seller,
AND
HINES REIT PROPERTIES, L.P.
as Buyer.

- i -

Page
24. ERISA	34

25. Sophistication of the Parties	35

26. Limited Liability	35

27. Enforcement	35

28. Deposit Instructions	35

29. Assumption of Existing Financing	36

EXHIBIT A LEGAL DESCRIPTION

EXHIBIT B PERSONAL PROPERTY

EXHIBIT C-1 CERTAIN PERMITTED ENCUMBRANCES

EXHIBIT C-2 TITLE COMMITMENT

EXHIBIT D EXISTING LEASES

EXHIBIT E EXISTING AGREEMENTS

EXHIBIT F ASSIGNMENT AND ASSUMPTION OF LEASES

EXHIBIT F-1 GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT G LEASING COMMISSIONS AND TENANT IMPROVEMENTS COSTS

EXHIBIT H TENANT ESTOPPEL CERTIFICATE

EXHIBIT I PENDING LITIGATION

EXHIBIT J SPECIAL WARRANTY DEED

EXHIBIT K BILL OF SALE

EXHIBIT L FIRPTA CERTIFICATION

EXHIBIT M FORM OF NOTICE TO TENANTS

EXHIBIT N EXISITING LOAN TRANSFER CONDITIONS

EXHIBIT O RENT ROLL

EXHIBIT P LENDER ESTOPPEL CERTIFICATE STATEMENTS

EXHIBIT Q TAX CERTIORARI PROCEEDINGS

- ii -

AGREEMENT OF SALE
     AGREEMENT (this “Agreement”) made this ___ day of October, 2005 by and between MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED LIABILITY COMPANY (“Seller”), a Delaware limited liability company, having an office c/o GE Asset Management Incorporated, 3003 Summer Street, Stamford, Connecticut 06905, and HINES REIT PROPERTIES, L.P. (“Buyer”), a Delaware limited partnership, having an office at 70 West Madison Street, Suite 440, Chicago, Illinois 60602.
WITNESSETH:
     1. Sale and Purchase. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, all of the following (hereinafter referred to individually as the “Property” and collectively, the “Properties”):
          (a) Real Property. Those certain lots or parcels of real property located in the City of Miami, County of Miami-Dade, and State of Florida and commonly known as the Miami Airport Corporate Center, Miami, Florida, which are more particularly described on Exhibit “A” hereto, (the “Land”) and the buildings and improvements, if any, situate on each such parcel (collectively, the “Improvements”) as well as any and all rights, title and interest of Seller (if any) in and to adjacent streets and rights-of-way, easements, appurtenances, strips, gores, zoning, development rights, and other general intangibles to the extent relating to the Land and Improvements (together with the Land and other Improvements, collectively, the “Premises”);
          (b) Personal Property. The fixtures, furnishings, equipment, inventory, appliances and other items of tangible and intangible personal property, if any, owned by Seller and located on, and used in connection with the operation of the Premises, including, without limitation the items, if any, listed on Exhibit “B” hereto (collectively, the “Personal Property”), but specifically excluding any such fixtures, furnishings, equipment, inventory, appliances and other items of tangible and intangible personal property owned or belonging to any Tenants at the Properties. No portion of the Purchase Price is being allocated to the Personal Property and no separate consideration is to be paid on account of the same;
          (c) Leases. All of Seller’s right, title and interest in, to and under all the Existing Leases (as hereinafter defined), which are then in effect on the Closing Date, together with any guaranties thereof and any unapplied security deposited by the tenants thereunder;
          (d) Service Contracts. To the extent transferable, all of Seller’s right, title and interest in, to and under the service, maintenance, supply and other contracts to the extent relating to the operation, maintenance and construction of the Properties (collectively, together with any amendments or modifications thereto, the “Contracts”); and
          (e) Related Materials. To the extent transferable and in the possession of Seller or “Seller’s Property Manager” (as hereinafter defined), relating solely to the Properties and not related solely to Seller’s business separate and apart from its ownership of the Properties, all other licenses, permits guaranties, warranties, certificates of occupancy, architectural, mechanical, electrical and structural plans, studies, drawings, specifications, surveys, renderings, books and records (exclusive of “Excluded Documents”, as such term is defined in Paragraph 19(a)), telephone numbers and telephone exchanges, websites, trade names, marks, logos, copyrights, and any appurtenant registrations, filings or goodwill, to the extent used by Seller in connection with the operation and identification of the Properties, including the name “Miami Airport Corporate Center”, if any, which relate to the Properties. As used herein, “Seller’s Property Manager” shall mean CB Richard Ellis.
     2. Purchase Price. The purchase price to be paid by Buyer to Seller for the Premises and the Personal Property is the sum of One Hundred Fifty Seven Million One Hundred Thousand Dollars ($157,100,000) (the “Purchase Price”), adjusted in accordance with Section 6 hereof. The Purchase Price shall be paid as follows:
          (a) Deposit. The sum of Five Million Dollars ($5,000,000.00) (the “Deposit”) shall be deposited with First American Title Insurance Company (the “Escrowee”) within one (1) business day of the execution of this Agreement by Buyer and Seller and delivery of a fully-executed counterpart to each (the “Effective Date”). The Escrowee shall, pending consummation of this transaction, hold the Deposit in escrow in an interest bearing account in accordance with the terms and provisions of this Agreement. All interest earned on the Deposit shall be added to and made a part of the Deposit for all purposes hereof, shall be deemed income of Buyer. At Closing, the Deposit shall be paid to Seller and credited against the Purchase Price.
          (b) An amount equal to the unpaid outstanding principal balance as of the Closing Date of the Existing Loan (as hereinafter defined), to be paid by Buyer’s assumption of the Existing Loan and taking title to the Premises subject to the Existing Loan Documents (as hereinafter defined) (such amount being herein called the “Loan Balance”).
          (c) Closing Payment. At Closing, Buyer shall pay the balance of the Purchase Price, adjusted as hereinafter provided, to Seller, either directly or, if the Closing occurs in escrow with the Title Company, through the Title Company, by wire transfer of immediate federal funds, to accounts specified by Seller at a bank designated by Seller.
     3. Closing
          (a) The closing of the transfers contemplated hereby (the “Closing”) shall be held and completed on or before the date (herein, the “Scheduled Closing Date”) which is the later to occur of: (i) ten (10) days after the expiration of the Inspection Period, or (ii) ten (10) days after receipt of the Assumption Approval (as hereinafter defined) in accordance with Paragraph 29 of this Agreement. The Closing shall occur through an escrow with the Title Company or in another mutually agreeable manner and location. The date on which the Closing shall actually occur shall be referred to herein as the “Closing Date”.
          (b) Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (the “Code”), and any related reporting requirements of the Code, the parties agree as follows:
                    The Escrowee is designated as the person to be responsible for all information reporting under Section 6045(e) of the Code.

               (i) Seller and Buyer shall:
(A)	provide to the Escrowee all information and certifications regarding such party, as reasonably requested by the Escrowee or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

(B)	provide to the Escrowee such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Escrowee), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Escrowee is correct.
          (c) The Closing shall be contingent upon the closing of title of each of the Properties which comprise the Premises. Buyer’s wrongful failure to purchase, and Seller’s wrongful failure to sell, each and every one of the Properties shall constitute a default hereunder.
     4. Condition of Title.
          (a) Title to Premises. Fee simple title to the Premises shall be conveyed by Seller to Buyer at Closing by the Deed, as hereinafter defined, subject only to the Permitted Encumbrances. Seller’s interest in the Personal Property shall be conveyed by Seller to Buyer at Closing by the Bill of Sale, as hereinafter defined. Title to the Premises shall be such as will be insured by First American Title Insurance Company (the “Title Company”), as provided herein pursuant to the standard stipulations and conditions of the most current standard ALTA form of Owner’s Title Insurance Policy in use in the State of Florida, as modified as provided herein, free and clear of all liens and encumbrances, except for the Permitted Encumbrances. The term “Permitted Encumbrances” shall mean: (u) all instruments securing the Existing Loan; (v) the “Existing Leases” (as such term is defined below) in effect as of the Closing Date; (w) the matters affecting the Premises as set forth on Exhibit “C-1” attached hereto; (x) any additional matters set forth in the FATIC Title Commitment (as such term is defined below) and/or reflected on any Survey Plan (as such term is defined below) as to which Buyer does not timely object in accordance with this Paragraph 4, (y) any matters reflected on any update of the FATIC Title Commitment as to which Buyer does not timely object in accordance with this Paragraph 4; and (z) any matters pertaining to the organization or authority of the Buyer or created by, through, under, at the instance or with the consent of the Buyer. Title to the Personal Property, if any, shall also be subject to the Permitted Encumbrances, to the extent applicable.
     (b) Survey. Within five (5) days of the Effective Date, Buyer will order, at its sole cost and expense, a physical survey or survey update (herein, each, a “Survey Plan”), from a licensed surveyor, of the Premises, to be certified to Seller, Buyer, Lender, and the Title Company and sufficient to permit the Title Company to omit an exception to title for items shown on current surveys of the Premises, except as shown on the Survey Plans. Nothing contained in this Agreement, including the provisions of Paragraph 1(a), shall constitute any warranty, representation or agreement by Seller as to the location of separate lots in, or acreage of, the Premises.
          (c) Title Defects.
               (i) Attached hereto as Exhibit “C-2” is a title commitment from the Title Company with respect to the Premises (the “FATIC Title Commitment”). At or before the Closing, Seller shall provide the Title Company with (A) affidavits or other instruments sufficient to satisfy those requirements referenced on Schedule B-I of the FATIC Title Commitment as item 3 (but only with respect to contractors and materialmen engaged by Seller), item 4, item 5 (exclusive of Notices of Commencement with respect to matters for which Buyer will assume responsibility to complete under the terms of this Agreement) and item 6 and (B) an Affidavit of Title sufficient to (x) limit exception 2 appearing on Schedule B-II of the FATIC Title Commitment to the rights or claims of parties in possession as tenants only under the Existing Leases in effect at Closing, (y) remove exception 5 appearing on Schedule B-II of the FATIC Title Commitment to the extent applicable to any such lien rights available to contractors engaged by Seller (exclusive of lien rights available to contractors with respect to matters for which Buyer will assume responsibility to complete under the terms of this Agreement), and (z) remove exception 7 appearing on Schedule B-II of the FATIC Title Commitment. Except as otherwise expressly provided in this Paragraph 4, or agreed to in writing by Seller pursuant to a response to Buyer’s Title Notice, Seller shall have no obligation to cause any exceptions or encumbrances which are not Permitted Encumbrances to be omitted or removed from any title commitment or any title insurance policy to be issued in connection with the sale of the Premises; provided, Seller’s failure to remove any matter that is not a Permitted Encumbrance will give rise to Buyer’s rights under subparagraph (e) of this Paragraph 4.
               (ii) Buyer shall be deemed to have waived its right to object to any encumbrance or other title exception or matter reflected in the FATIC Title Commitment and any matter reflected on a Survey Plan unless Buyer shall have given Seller a specific written notice of its objection to any such matter that is not a Permitted Encumbrance (a “Title Notice”) by the expiration of the Inspection Period. Seller shall have no obligation to cure any alleged defect, objection or survey matter raised in any Title Notice, except for the monetary liens referred to in subparagraph (e) of this Paragraph 4 that are to be paid by Seller at or before Closing or as provided in subparagraph (i) above. Upon Buyer’s failure to timely object, any encumbrance or other title exception or matter reflected on the FATIC Title Commitment or Survey Plans, and any update thereof, shall thereafter be deemed a Permitted Encumbrance. Seller shall have the right, at its sole option, upon written notice given to Buyer within ten (10) days of receipt of Buyer’s Title Notice, (A) of either (X) agreeing to remove any encumbrance or other title exception or matter which is not a Permitted Encumbrance or (Y) providing the Title Company such assurances as the Title Company requires to insure Buyer against any loss arising from such encumbrance or other title exception or matter, provided Buyer reasonably approves insuring over any title exception, or (B) subject to subparagraph (e) of this Paragraph 4, elect to do neither (X) nor (Y), in which event Buyer shall have the rights set forth in subparagraph (e) of this Paragraph 4. Failure by Seller to deliver such notice shall be deemed an election under subparagraph (B) above.
          (d) Reliance on Title Policy. Buyer acknowledges that Seller makes no representation whether or not the Title Company will issue a title insurance policy on the Closing Date in any particular form or whether or not the Title Company will raise any additional exceptions to title at any time, omit any exceptions to title or issue any endorsements to the title insurance policy to be issued at the Closing, regardless of any information contained in the Title Commitment or disseminated between the date hereof and the Closing. Notwithstanding that the FATIC Title Commitment is attached to this Agreement, Buyer, at its sole cost and expense, shall pay at the Closing all premiums, charges and disbursements required by the Title Company for issuance of the title insurance policies and issuance of any endorsements Buyer may request. Notwithstanding anything contained in this Agreement to the contrary, with respect to all matters affecting title to the Premises and any liens or other encumbrances affecting the Premises, Buyer acknowledges and agrees that if Buyer has a claim under its title insurance policy and the subject matter of that claim also constitutes a breach of any warranty made by Seller in this Agreement or the Deed, Buyer agrees that it will look first to its title insurance policy for recovery on such claim, and Buyer shall not assert any claim against Seller for a breach of a representation, warranty or covenant with respect to such claim unless and until Buyer has pursued its remedies against the Title Company to final judgment and has not been made whole. The provisions of this subparagraph (d) shall survive Closing and delivery of the Deed.
          (e) Failure of Title. If on or before the Closing Date title to the Premises is not insurable as set forth in the third sentence of subparagraph (a) above and Seller does not elect to cure same as provided in subparagraph (c)(ii) above, Buyer shall elect, as its sole right and remedy by reason thereof, within five (5) business days after receipt of Seller’s notice in accordance with the penultimate sentence of subparagraph (c)(ii) above, either (i) to take such title to the Premises as Seller can convey, with no abatement or reduction of the Purchase Price (except as set forth below) or (ii) upon written demand by Buyer to Seller and Escrowee, to terminate this Agreement and receive the return of the Deposit. Notwithstanding the foregoing provisions of this Paragraph 4, (A) Buyer agrees to accept title to the Premises and Personal Property subject to judgments against Seller and/or monetary liens if the Title Company insures Buyer against any loss by reason of such judgments and/or liens and (B) Seller shall be obligated to cause the removal of, or indemnify the Title Company against loss by reason thereof to permit the Title Company to insure Buyer against loss by reason of, any monetary lien or judgment for a liquidated sum filed against the Premises prior to Closing, other than the liens created due to any act or omission of the Buyer or any liens referred to in Paragraph 19(b), provided such monetary lien or judgment, when aggregated with other monetary liens or judgments for liquidated sums filed against the Premises prior to Closing, do not exceed $500,000.00. If there exist monetary liens or judgments for liquidated sums filed against the Premises in excess of $500,000 and Seller, in its sole discretion, does not elect to cause the removal of, or cause the Title Company to insure Buyer against loss by reason of, such monetary liens or judgments in excess of $500,000, then Buyer may elect, as its sole right and remedy within five (5) business days of Seller’s notice in accordance with the penultimate sentence of paragraph (c) above either (i) to take such title to the Premises as Seller can convey, with an abatement or reduction of the Purchase Price equal to the positive difference between $500,000 minus the aggregate amount of all monetary liens or judgments which Seller has either removed or caused the Title Company to insure Buyer against loss by reason thereof or (ii) upon written demand by Buyer to Seller and Escrowee, to terminate this Agreement and receive a return of the Deposit. Upon the return of the Deposit, this Agreement shall be and become null and void, neither party shall have any further rights or obligations hereunder (except for the indemnity obligations of Buyer to Seller as set forth in this Agreement, which shall survive the cancellation of this Agreement), and all executed counterparts of this Agreement shall be returned to Seller.
          (f) If any supplemental title report or update issued subsequent to the date of the FATIC Title Commitment contains exceptions (“New Exceptions”) other than those in the FATIC Title Commitment, Buyer will be entitled to object to the New Exceptions by delivery of a notice of objections with respect to the New Exceptions to Seller on or before the date that is five (5) business days following Buyer’s receipt of such supplement or update and Buyer shall have the right to extend the date of Closing to the extent such receipt is within five (5) business days of the original date of Closing. Seller will have not less than five (5) days from the receipt of Buyer’s notice (and, if necessary, Seller may extend the date of Closing to provide for such five (5) day period), within which time Seller may, but is under no obligation to remove the objectionable New Exceptions, unless such New Exceptions fall within subparagraph (e) of this Paragraph 4. If, within the five (5) day period, Seller does not cure as provided herein the objectionable New Exceptions, then Buyer may terminate this Agreement upon notice to Seller no later than five (5) business days following expiration of the five (5) day cure period. If Buyer terminates this Agreement, the Deposit will be promptly returned to Buyer, whereupon this Agreement shall be and become null and void, neither party shall have any further rights or obligations hereunder (except for indemnity obligations of Buyer to Seller as set forth in this Agreement, which shall survive the cancellation of this Agreement), and all executed counterparts of this Agreement shall be returned to Seller. If Buyer fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Seller has removed or is obligated by subparagraph (e) of this Paragraph 4 to cure) will be included as Permitted Encumbrances.
     5. Assignment of Existing Leases and Existing Agreements.
          (a) Existing Leases. At Closing, pursuant to the Assignment and Assumption of Leases in the form annexed hereto as Exhibit “F”, Seller shall assign to Buyer the Existing Leases. During the period from the Effective Date through and including the last day of the Inspection Period, Seller shall have the right, upon notice to Buyer but without Buyer’s consent or approval, to enter into new leases for portions of the Premises which may become vacant, or enter into any amendments of any Existing Leases or consent to any renewals, extensions or expansions of Existing Leases. During the period from and including the day immediately following the expiration of the Inspection Period through Closing (or earlier termination of this Agreement or default by Buyer hereunder), Seller shall not enter into new leases for portions of the Premises now vacant or for portions of the Premises which may become vacant, or enter into any amendments of any Existing Leases or consent to any renewals, extensions or expansions of Existing Leases (other than those to which the tenant is entitled pursuant to the terms of the Existing Lease) without first submitting a copy of such proposed lease or lease amendment (including any renewal, extension or expansion as to which the lessor’s consent is required) to Buyer for Buyer’s approval, which may not be unreasonably withheld or delayed. If Buyer does not disapprove in writing such proposed lease or amendment (or renewal, extension or expansion agreement) within five (5) business days of Buyer’s receipt of a copy thereof, Buyer shall be deemed to have approved the proposed lease or amendment (or renewal, extension or expansion agreement). All (i) new leases and all modifications executed during the period from and including the Effective Date through and including the last day of the Inspection Period, (ii) new leases and all modifications executed during the period from and including the day immediately following the expiration of the Inspection Period through Closing and approved or deemed approved by Buyer (and renewals, extensions or expansions approved or deemed approved by Buyer or as to which the lessor’s consent is not required), and (iii) presently existing leases that are listed on Exhibit “D” hereto, together with all amendments and modifications thereto entered into in accordance with the terms of this Agreement, are collectively herein called the “Existing Leases”. The termination of any of the Existing Leases prior to Closing by reason of the expiration of its term or the default of the tenant thereunder shall not excuse Buyer from its obligation to complete Closing and to pay the full Purchase Price
          (b) American Standard Lease The parties acknowledge that the Existing Lease with American Standard, Inc. is to be terminated. Notwithstanding anything contained in this Agreement, Seller may enter into a termination agreement with such tenant with respect to such Existing Lease on terms acceptable to Seller. All payments to be made by such tenant in connection with such termination will, to the extent retained by Seller, be credited against the cash portion of the Purchase Price payable by Buyer at Closing. To the extent all or part of such payment is retained by the Lender in escrow, such amount so held shall be held for the benefit of Buyer following Closing and, notwithstanding the provisions of Paragraph 6(e), Seller shall not be entitled to be reimbursed at Closing by Buyer for such amount.
          (c) Existing Agreements. At Closing, pursuant to the General Assignment and Assumption Agreement in the form annexed as Exhibit “F-1”, Seller shall assign to Buyer, to the extent assignable, all of Seller’s right, title and interest in, to and under the Contracts, including, without limitation those listed on Exhibit “E” hereto (together with any other agreements entered into in accordance with this subparagraph (c), hereinafter collectively called the “Existing Agreements”). During the period from the Effective Date through Closing (or earlier termination of this Agreement or default by Buyer hereunder), Seller shall not have the right to enter into new Contracts or modify any existing Contracts in any material respect without Buyer’s prior written approval, which may not be unreasonably withheld or delayed and shall be deemed given if Buyer does not disapprove within five (5) business days of a request for approval; provided, however, that Buyer’s approval shall not be required for any such new agreement that shall be terminable, without penalty or premium, on not more than thirty (30) days’ notice. The termination of any of the Existing Agreements prior to Closing by reason of the expiration of its term or by reason of a default thereunder shall not excuse Buyer from its obligation to complete Closing and to pay the full Purchase Price. The Seller shall terminate the management agreement between Seller and Seller’s Property Manger and the leasing brokerage agreement between Seller and Seller’s Property Manager as of the Closing Date. The forgoing termination of the leasing agreement with Seller’s Property Manager will not, however, terminate the right of Seller’s Property Manager to commissions in connection with Existing Leases entered into after the Effective Date and prior to Closing and renewals, extension or expansions exercised after the Effective Date and prior to Closing as contemplated by such agreement.

     6. Apportionments.
          (a) (i) General. Real estate taxes for the real estate tax year in which the Closing occurs and annual municipal or special district assessments (on the basis of the actual fiscal tax years for which such taxes are assessed), lienable water and sewer rentals, sums paid to or paid or payable by Seller under the Existing Agreements, license, permit and inspection fees and rentals, sales tax and other sums paid to and received by Seller under the Existing Leases shall be apportioned as of the Closing Date. All apportionments and pro rations provided for in this Paragraph 6 to be made as of the Closing Date shall be made, on a per diem basis, as of 12:01 a.m. on the Closing Date, with the effect that the Closing Date shall be a date of income and expense to Buyer.
               (ii) Rent. Rent, including, without limitation, fixed rent, prepaid rent, additional rent and percentage rent, if applicable, and expenses shall be apportioned as of the Closing Date. Rent which is due and payable as of the Closing Date, but which has not then been collected, shall not be apportioned at Closing. With respect to any rent arrearages arising under the Existing Leases for the period prior to the Closing Date, Buyer shall pay to Seller any rent or payment actually collected after Closing as provided in the following sentence. All rent under the Existing Leases collected by Buyer after Closing shall be applied first to the rent for the month in which the Closing shall occur, then to rent accruing after the month in which the Closing shall occur and then to rent accruing prior to the month in which the Closing shall occur. During the twelve (12) month period following Closing, Buyer shall use good faith commercially reasonable efforts to recover any rent (or other tenant charge) arrearages in respect of the period prior to the Closing Date, provided that Buyer shall not be required to threaten eviction, litigation or termination of the lease, incur any material cost or commence any legal proceeding in connection therewith. Buyer shall indicate all rent arrearages applicable to periods prior to the Closing Date on Buyer’s rent invoices to each tenant and shall not compromise or settle any such rent arrearages without Seller’s prior written consent. Seller (upon notification to Buyer) shall be entitled to sue a tenant, before and/or after Closing (provided however with respect to any period after Closing, Seller shall not commence any such suit for a period of six (6) months after the Closing Date), for any delinquent rent (or other tenant charges) due to Seller (and not previously paid to Seller) under an Existing Lease, so long as such suit does not seek a termination of such Existing Lease or eviction of such tenant.
               (iii) Leasing Costs. Subject to subparagraph (d) of this Paragraph 6, Seller shall pay all leasing commissions, tenant improvement costs, moving costs and design costs incurred by the tenant, and payable by the landlord (together, “tenant costs”) in connection with the initial term of Existing Leases (and renewals, extensions or expansions thereof) entered into (or, in the case of renewals, extensions and expansions, exercised) prior to the date hereof. Without limiting the foregoing, Seller shall pay or, at Seller’s option, provide Buyer with a credit at Closing equal to the then unpaid amount of, the leasing commissions and tenant costs set forth on Exhibit “G”. All leasing commissions and tenant costs with respect to Existing Leases (and renewals, extensions or expansions thereof) entered into (or, in the case of renewals, extensions and expansions, exercised) on or after the date hereof shall be the responsibility of and be paid by Buyer and Buyer shall indemnify, defend and hold Seller harmless with respect thereto. Notwithstanding anything contained in this Agreement, Buyer will bear the economic burden of all free or reduced rent which any tenants under the Existing Leases are entitled to following the Closing Date.
               (iv) Intentionally Omitted.
               (v) Other Apportionments. Amounts payable under the Existing Agreements and other Premises operation and maintenance expenses and other recurring costs shall be apportioned as of the Closing Date.
               (vi) Taxes and Assessments. Real estate taxes shall be apportioned on the Closing Date. If the tax bill for the real estate tax year in which the Closing occurs has not been issued on or before the date of the Closing, the apportionment of taxes shall be computed based upon the most recent tax bill available and shall assume payment at the maximum discounted tax amount. If, on the date of Closing, bills for the real estate taxes imposed upon the Premises for the real estate tax year in which Closing occurs have been issued and are due but shall not have been paid, such taxes shall be paid at the time of Closing. Seller expressly reserves the right to continue and conduct, at its sole cost and expense, any tax certiorari or reduction proceedings currently in effect and relating to the Premises in respect of the real estate tax year in which the Closing occurs and all prior real estate tax years. Buyer shall have the right to continue, settle or prosecute any tax certiorari or reduction proceedings relating to the Premises in respect of the real estate tax years after the year in which the Closing occurs. Seller shall have the sole right and discretion to compromise or settle any tax certiorari or reduction proceedings relating to the Premises in respect of the real estate tax year in which the Closing occurs, provided Seller obtains Buyer’s prior consent thereto, which consent shall not be unreasonably withheld, and all prior real estate tax years without Buyer’s consent. Buyer agrees to reasonably cooperate with Seller in all such proceedings. Real estate tax refunds for periods prior to the Closing, except to the extent any refund from such appeal must be credited to tenants under the Existing Leases, shall be the sole property of Seller. Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Seller and Buyer, after deducting the reasonable expenses of collection thereof, subject to the rights of tenants with respect to such refunds. To the extent received by either Seller or Buyer, sums payable to the other hereunder shall be held by the party receiving such funds as a trust fund, and remitted to the party entitled thereto within five (5) business days of receipt.
               (vii) Contract Arrearages. Any portion of any refunds, reimbursements or other payments received by Buyer after the date of Closing under any of the Existing Agreements that relates to periods prior to Closing shall be determined by Buyer upon receipt of such payment and shall immediately be paid by Buyer to Seller. Any prepaid amounts under any Existing Agreements to be assigned to Buyer which are received by Seller prior to the Closing Date that relates to periods after Closing also shall be prorated as of the Closing Date.
               (viii) Reconciliation of Tenant Pass-Throughs. If the annual reconciliation of tenant pass-throughs for the 2005 calendar year results in there being amounts due and payable by the tenants under the Existing Leases, Buyer will collect such amounts and pay Seller’s share of same over to Seller promptly upon Buyer’s receipt. If such reconciliation results in there being refunds due and payable to Tenants on account of the pass through of specifically designated expenses incurred during Seller’s period of ownership, Seller will pay to Buyer Seller’s share of the amount of any such documented pass-through of expenses promptly upon receipt of a written request therefor from Buyer, whereupon Buyer will promptly disburse the appropriate refunds to the Tenants. Seller and Buyer will each share in such payments received from or owed to Tenants in the proportion in which each bore the expenses for which such sums are received or owed, as applicable.
               (ix) Accounting. From the Closing Date until such time as Seller shall have received in full all sums which are potentially payable to it as provided in this Paragraph 6(a), Buyer shall provide Seller a quarterly accounting of all sums received and/or paid by Buyer under any of the Existing Leases and Existing Agreements.
               (x) Preliminary Closing Adjustment. Seller and Buyer shall jointly prepare a preliminary Closing Statement on the basis of the Existing Leases, Existing Agreements, Existing Loan, real estate taxes and other sources of income and expenses, taking into account all adjustments under this Paragraph 6, and shall deliver such preliminary Closing Statement to the Title Company on or prior to the Closing Date. The preliminary Closing Statement and the apportionments and/or pro rations reflected therein shall be based upon actual figures to the extent available. If any of the apportionments and/or pro rations cannot be calculated accurately based on actual figures on the Closing Date, then (other than with respect to determination of real estate taxes that shall be computed as set forth in Clause (vi) above) they shall be calculated based on Seller’s and Buyer’s good faith estimates thereof, subject to reconciliation as hereinafter provided.
               (xi) Post-Closing Reconciliation. If there is an error on the preliminary Closing Statement or, if after the actual figures are available as to any items that were estimated on the preliminary Closing Statement (including, without limitation, real estate taxes that were computed in accordance with Clause (vi) above), it is determined that any actual pro ration or apportionment varies from the amount thereof reflected on the preliminary Closing Statement, the pro ration or apportionment shall be adjusted based on the actual figures as soon as feasible. Either party owing the other party a sum of money based on such subsequent pro ration(s) shall promptly pay said sum to the other party. All prorations and reconciliations shall be final after the date which is eighteen (18) months following the Closing.
          (b) Tenant Security Deposits. After the expiration of the Inspection Period, Seller shall not apply any security deposits held (including drawing on any letter of credit posted as a security deposit) under Existing Leases in respect of defaults by tenants under the applicable Leases without Buyer’s consent, which consent shall not be unreasonably withheld. At Closing, Buyer shall receive a credit for all cash security deposits, and accrued interest payable to tenants, then held by or for Seller under the Existing Leases, as shown on Exhibit “O” hereto. Seller shall be entitled to retain any administrative fee to which Seller may be entitled with respect to the Security Deposits for periods prior to the Closing. In the event any Security Deposits shall have been deposited with Seller in a form other than cash (e.g. letter of credit), Seller shall satisfy its obligations hereunder with respect to such Security Deposit by delivering to Buyer an assignment of such Security Deposit to Buyer with written instructions to the issuer of such r(s) to effect a transfer of any non-cash Security Deposits shall be paid by Seller. To the extent that any security deposit (to be so transferred) which is comprised of a letter of credit is not transferable as of the Closing, Seller and Buyer shall cooperate with each other following the Closing so as to transfer the same to Buyer or to obtain a replacement letter of credit with respect thereto in favor of Buyer and, in either case, Buyer shall upon receipt thereof assume Seller’s obligations with respect to such security deposit pursuant to an assumption agreement reasonably acceptable to Seller and Buyer. Until any such letter of credit shall be transferred or replaced, from and after the Closing Seller shall hold the same for the benefit of Buyer and shall draw upon the same and deliver the proceeds to Buyer or return the same to the applicable tenant, in each case upon Buyer’s written request, provided that Seller is legally permitted to do so and same does not require Seller to make an untrue statement or representation, and Buyer shall indemnify and hold harmless Seller from and against any and all loss, cost, damage, liability or expense (including, without limitation, reasonable attorney’s fees, court costs and disbursements) incurred by Seller as a result of any such actions taken by Seller at Buyer’s request. Buyer will cause all security deposits to be maintained after Closing in accordance with the requirements of applicable law and shall indemnify and defend Seller and the Seller’s Property Manager from all claims of tenants with respect to the security deposits actually delivered to Buyer or for which Buyer received a credit at Closing to the extent provided in Exhibit “F” attached hereto.
          (c) Utility Readings. Seller shall use reasonable efforts to obtain readings of the water and electric meters on the Premises (other than meters measuring utility consumption for which any tenants are solely liable) to a date no sooner than five (5) days prior to the Closing Date. At or prior to Closing, Seller shall pay all charges based upon such meter readings. However, if after reasonable efforts Seller is unable to obtain readings of any meters prior to Closing, Closing shall be completed without such readings and upon the obtaining thereof after Closing, Seller shall pay the charges incurred prior to Closing as reasonably determined by Seller and Buyer based upon such readings.
          (d) Reimbursements. At Closing, Buyer shall reimburse Seller for all leasing commissions and tenant costs actually paid by Seller: (i) for leases (or modifications or amendments thereof) executed after the date hereof and prior to Closing (including those executed after the expiration of the Inspection Period which are approved or deemed approved by Buyer under Section 5(a)), and (ii) as a result of any renewal, extension or expansion of Existing Leases exercised between the date hereof and the Closing Date (including those executed after the expiration of the Inspection Period and which are approved or deemed approved by Buyer or as to which the lessor’s consent is not required). Seller shall provide Buyer with invoices and evidence of payment of such costs. Buyer shall timely pay, after the Closing Date, and shall indemnify, defend and hold Seller harmless with respect to, all installments of leasing commissions payable to Seller’s Property Manager and any other broker and tenant costs which become due and payable after the Closing Date (x) for leases (or modifications or amendments thereof) executed after the date hereof (including those leases (or modifications or amendments thereof) executed after the expiration of the Inspection Period which are approved or deemed approved by Buyer), and (y) as a result of any renewal, extension or expansion of Existing Leases exercised between the date hereof and the Closing Date (including any renewal, extension or expansion of Existing Leases exercised after the expiration of the Inspection Period which are approved or deemed approved by Buyer or as to which the lessor’s consent is not required). In addition, Buyer shall assume responsibility for and timely pay, after the Closing Date, and shall indemnify defend and hold Seller harmless with respect to, all leasing commissions and tenant improvement costs set forth on Exhibit “G” for which and to the extent Buyer receives a credit at Closing.
          (e) Existing Loan Charges. Seller shall pay all monthly installments of principal and interest and other charges due and payable in respect of the Existing Loan (as hereinafter defined) prior to the Closing Date. Interest is payable under the Existing Loan in arrears. Buyer shall receive a credit for interest that is due but unpaid as of the Closing Date in respect of the Existing Loan. Seller shall receive a credit in the amount of all escrows, reserves and other amounts held by Lender (as hereinafter defined) in connection with the Existing Loan to the extent the same remain on deposit for the benefit of Buyer after Closing.
          (f) Survival. The provisions of this Paragraph 6 shall survive Closing and delivery of the Deed.
     7. Closing Costs.
          (a) Buyer’s Costs. Buyer shall pay: (i) the costs of its counsel, architect, engineers and other professionals and consultants, (ii) any recording and filing fees (including the filing fee for the Deed, but not including documentary stamp taxes and surtaxes imposed by each of the State of Florida and Miami-Dade County, Florida upon the recording of the Deed), (iii) the costs of the FATIC Title Commitment, title insurance policies and any endorsements thereto to be issued at Closing; (iv) the cost of obtaining the Survey Plans, (v) any and all costs associated with the Assumption Approval including, without limitation, legal fees, assumption fees, documentary stamp taxes and intangible taxes imposed in connection with such assumption, all costs and expenses required to be paid by “Borrower” or any “Transferee” (each, as defined in the Existing Mortgage (as hereinafter defined)) pursuant to Section 8.3(a) of the Existing Mortgage, a copy of which is attached hereto as Exhibit “N”, and other costs and expenses of Seller and Lender in connection therewith, and (vi) any mortgage recording fees and documentary stamp taxes and intangible taxes imposed on any mortgage financing which Buyer may obtain in connection with its acquisition of the Properties.
          (b) Seller’s Costs. Seller shall pay: (i) the costs of its counsel and other professionals and consultants; (ii) the commissions, if any, to be paid by Seller to the “Disclosed Brokers” pursuant to Paragraph 20 hereof, (iii) all documentary stamp taxes and surtaxes imposed by each of the State of Florida and Miami — Dade County, Florida upon the recording of the Deed and (iv) all sales taxes attributable to rents collected by Seller under the Existing Leases prior to the Closing Date.
     8. Municipal Improvements/Notices.
          (a) Assessments. Subject to subparagraph (a)(vi) of Paragraph 6 of this Agreement, Buyer shall pay all unpaid installments becoming due on or after the Closing Date in respect of assessments against the Premises or any part thereof for improvements or other work (including any fines, interest or penalties thereon due to the non payment thereof), and shall indemnify, defend and save Seller and the Seller’s Property Manager harmless from any claims therefor or any liability, loss, cost or expenses arising therefrom.

          (b) Survival. The provisions of this Paragraph 8 shall survive Closing and delivery of the Deed.
     9. Seller’s Representations.
          (a) Seller hereby represents to Buyer, as of the date hereof, as follows:
               (i) Organization. Seller and its managing member are limited liability companies, duly organized and validly existing under the laws of the State of Delaware, and each has all requisite limited liability company power and authority to carry on its business as now conducted.
               (ii) Authorization. Seller has the limited liability company power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Seller has duly authorized the execution of this Agreement. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement will not: (i) conflict with or violate the organizational documents of Seller, (ii) to Seller’s knowledge violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental entity, or (ii) subject to Paragraph 29 of this Agreement, conflict with or constitute a default under any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any other material agreement or instrument to which Seller is a party or by which Seller is bound.
               (iii) No Condemnation. To Seller’s knowledge, there are no existing or pending condemnation proceedings or deeds in lieu of condemnation affecting the Premises. Seller shall have the right to update the representation and warranty set forth in this Paragraph to reflect any condemnation or pending condemnation proceedings of which Seller becomes aware after the Effective Date, subject to subparagraph (c)(ii) of Paragraph 22 of this Agreement, in which case the provisions of Paragraph 17 shall control.
               (iv) Existing Leases. (1) Exhibit “D” annexed hereto lists all of the Existing Leases, including all modifications and amendments thereto, in effect as of the date hereof, and (2) to Seller’s knowledge there are no unpaid installments of leasing or brokerage commissions that are payable by the landlord under the Existing Leases or pursuant to any brokerage agreements, after Closing with respect to the initial term of Existing Leases (and renewals, extensions or expansions thereof) entered into (or, in the case of renewals, extensions or expansions, exercised) prior to the date hereof, other than as set forth on Exhibit “G” hereto. Seller shall have the right to update the representation and warranty set forth in this Paragraph to reflect Existing Leases entered into, terminated or modified after the Effective Date in accordance with this Agreement, subject to subparagraph (c)(ii) of Paragraph 22 of this Agreement. Seller shall make available to Buyer true, correct and complete copies of all of the Existing Leases. Except as set forth on Exhibit “D”, Seller has not received nor delivered any written notice asserting a material default under any of the Existing Leases which remains uncured. Seller shall have the right to update the representation and warranty set forth in the foregoing sentence; provided, however, that if any such update by Seller renders that portion of the representation and warranty in the foregoing sentence relating to material defaults on the part of Seller under Existing Leases untrue in any material respect, the condition set forth in

Paragraph 12(a)(ii) below shall be deemed unsatisfied, and Buyer shall have the rights described in Paragraph 22(c)(ii) below. Seller has not entered into any brokerage and leasing commission agreements relating to the Existing Leases other than that certain management and leasing agreement with Seller’s Property Manager, a copy of which has been provided to Buyer.
               (v) Litigation. There is no pending or, to Seller’s knowledge, threatened, litigation against Seller with respect to the Properties except as set forth on Exhibit “I” hereto not covered by insurance. Seller shall have the right to update the representation and warranty set forth in this Paragraph to reflect any pending or threatened litigation against Seller with respect to the Properties of which Seller becomes aware after the Effective Date, subject to subparagraph (c)(ii) of Paragraph 22 of this Agreement.
               (vi) Existing Agreements. Exhibit “E” annexed hereto lists all of the Existing Agreements in effect as of the date hereof. Seller shall make available to Buyer true, correct and complete copies of all Existing Agreements. Seller shall have the right to update the representation and warranty set forth in this Paragraph to reflect Existing Agreements entered into, terminated or modified after the Effective Date in accordance with this Agreement, subject to subparagraph (c)(ii) of Paragraph 22 of this Agreement.
               (vii) FIRPTA. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Code and the regulations promulgated thereunder.
               (viii) Bankruptcy. Seller has not: (A) commenced a voluntary case, or had entered against it a petition, for relief under the federal bankruptcy code or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (C) made an assignment for the benefit of creditors.
               (ix) Seller not a “Prohibited Person”. Seller is not a person or an entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2001), and does not engage in any dealings or transactions, and is not otherwise associated, with any such person or entities.
               (x) Rent Roll. The rent roll annexed hereto as Exhibit “O” (the “Rent Roll”) is true, correct and complete in all material respects. Seller shall have the right to update the representation and warranty set forth in this Paragraph, subject to subparagraph (c)(ii) of Paragraph 22 of this Agreement.
               (xi) Certiorari Proceedings. To Seller’s knowledge, except as provided on Exhibit “Q” attached hereto and made a part hereof, there are no currently pending tax certiorari proceedings for the Property.
               (xii) Employees. There are not any employees of the Seller employed in connection with the operation and/or maintenance of the Property.

               (xiii) Collective Bargaining Agreements. Seller has not entered into any collective bargaining agreements between the Seller and any labor organization which are applicable to the operation and/or management of the Property.
               (xiv) Loan Default. Seller has not received any written notice of default under the Loan Documents.
               (xv) Tenant Inducement Costs. Except as set forth in the Leases, no Tenant Inducement Costs are payable with respect to any of the Leases. For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement including specifically, without limitations, tenant improvement costs, lease buyout costs and moving, design, refurbishment and club membership allowances.
               (xvi) To Seller’s actual knowledge, Seller has received no written notice from any governmental authority having jurisdiction claiming that the Premises are presently in violation of any applicable law, ordinance or regulation which remains uncured.
               (xvii) To Seller’s actual knowledge, Seller has received no written notice from any governmental authority having jurisdiction claiming that any environmental condition existing on the Premises requires remediation by the owner of the Premises under currently effective law and which remains uncured.
          (b) All references in this Paragraph 9 or elsewhere in this Agreement and/or in any other document or instrument executed by Seller in connection with or pursuant to this Agreement, to "Seller’s knowledge” or "to the knowledge of Seller” and words of similar import shall refer solely to facts within the actual knowledge as of the date of this Agreement and as of the Closing Date, as applicable (without independent investigation or inquiry) of Robert J. Hughes of GE Asset Management Incorporated and Fabienne Nelson of Seller’s Property Manager and shall not be construed to refer to the knowledge of any other employee, officer, director, shareholder or agent of Seller or any affiliate of Seller, and shall in no event be deemed to include imputed or constructive knowledge. Mr. Hughes is responsible for asset management with respect to the portfolio of real estate assets (including the Premises) for which GE Asset Management Incorporated acts as investment advisor. Ms. Nelson is a Senior Real Estate Manager for CB Richard Ellis, responsible for day-to-day management of the Premises.
     10. Seller’s Additional Covenants.
          (a) Operations. From the date of this Agreement until the Closing Date, Seller shall:
               (i) use commercially reasonable efforts to cause the Property to be operated in a manner consistent in all material respects with current practice, and consistent in all material respects with the terms and conditions of this Agreement; and

               (ii) not remove (other than on a temporary basis) any Personal Property from the Improvements except for the purpose of repair and replacement thereof, in which event such items of Personal Property will be repaired or replaced with items of similar quality and value of the item of Personal Property being replaced.
          (b) Existing Loan. From and after the Effective Date through the Closing Date, Seller shall not enter into any modification of the Existing Loan Documents without Buyer’s consent, which consent may be given or withheld in Buyer’s sole discretion.
          (c) Additional Negative Covenants. From the Effective Date through Closing Seller shall (i) not accept any rent from tenants more than thirty (30) days in advance; (ii) refrain from marketing, selling, refinancing, transferring or further encumbering the Property, or modifying any Permitted Exceptions; (iii) promptly deliver to Buyer copies of any notices received by Seller from any governmental authority with respect to the Premises; (iv) not perform any alterations to the Premises except as required by an Existing Lease; (v) promptly deliver to Buyer copies of any notices of default received by Seller with respect to the Existing Loan, the Existing Leases and Contracts; (vi) refrain from changing or attempting to change the permitted uses, zoning designation or entitlements applicable to the Premises; and (vii) make the payments required by the Existing Loan Documents and not make any voluntary principal prepayments of the Existing Loan Documents (i.e., no principal payments greater than those mandatory payments presently required by the Existing Loan Documents).
     11. Buyer Representations. Buyer hereby represents to Seller, as of the date hereof as follows:
          (a) Organization. Buyer is a limited partnership, duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted.
          (b) Authorization. Buyer has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby and Buyer has duly authorized the execution of this Agreement. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement will not: (i) conflict with or violate the organizational documents of Buyer, (ii) to Buyer’s knowledge violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental entity or (iii) conflict with or constitute a default under any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any other material agreement or instrument to which Buyer is a party or by which Buyer is bound.
          (c) Litigation. There are no legal actions, suits or similar proceedings pending and served upon Buyer, or to Buyer’s knowledge, threatened against Buyer, which if adversely determined, would adversely affect Buyer’s ability to consummate the transactions contemplated by this Agreement.
          (d) ERISA. Buyer is not acquiring the Premises or the Personal Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”).

          (e) Bankruptcy. Buyer has not (i) commenced a voluntary case, or had entered against it a petition, for relief under the federal bankruptcy code or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.
          (f) Buyer not a “Prohibited Person”. Buyer is not a person or an entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2001), and does not engage in any dealings or transactions, and is not otherwise associated, with any such person or entities.
     12. Conditions Precedent to Closing.
          (a) Buyer shall not be obligated to close under this Agreement unless each of the following conditions shall be satisfied or waived by Buyer on or prior to the Closing Date:
               (i) Title Policy. The Title Company shall be prepared to issue, upon payment of the title premium and charges therefor, a standard form Owner’s Title Policy in the amount of the Purchase Price in accordance with the Title Commitment subject only to the Permitted Encumbrances and otherwise as described in and in accordance with Paragraph 4(a) of this Agreement (the “Title Policy”).
               (ii) Accuracy of Representations. The representations made by Seller in this Agreement (as modified by any modifications and updates permitted by Paragraph 9) shall be true and correct in all material respects as of the Closing Date.
               (iii) Execution and Delivery of Documents. Seller shall have executed and delivered to Buyer all of the documents required of Seller under this Agreement.
               (iv) Tenant Estoppel Certificates. Seller shall have delivered to Buyer, at or before Closing, a written statement from (x) each tenant occupying not less than 20,000 rentable square feet of the Premises (each, a “Major Tenant”) and (y) a sufficient number of other tenants (the “Non-Major Tenants”) occupying, in the aggregate, rentable square footage of the Premises which, when taken together with the rentable square footage occupied by the Major Tenants, is not less than 85% (the “Estoppel Percentage”) of the total rentable square footage of the Premises occupied by tenants under the Existing Leases, in each instance of (x) and (y) in substantially the form of, and as qualified by, the form of tenant estoppel certificate set forth on Exhibit “H” attached hereto and made a part hereof or in the form required to be provided by a tenant under its Existing Lease (“Tenant Estoppel Certificate”). In determining whether the foregoing requirement has been satisfied, Buyer agrees not to object to (i) any non-material (as determined in Buyer’s reasonable judgment) qualifications or modifications which a tenant may make to the form of Tenant Estoppel Certificate and (ii) any modification to a Tenant Estoppel Certificate to conform it to the form of tenant estoppel the tenant is required to give under its lease. If Seller does not obtain a Tenant

Estoppel Certificate from a sufficient number of Non-Major Tenants to meet the Estoppel Percentage, Seller may, at its sole option, elect to: (i) adjourn the Closing for a period not to exceed ten (10) days to continue its efforts to obtain Tenant Estoppel Certificates and/or (ii) execute estoppel certificates, in the form of Exhibit “H” hereto, mutatis mutandis, with respect to any of the Existing Leases for which Tenant Estoppel Certificates were not obtained in order to satisfy the estoppel requirements of this subparagraph (a)(iv); provided, that Seller may provide such estoppel certificates with respect to no more than ten percent (10%) of the space leased in the Premises and only for tenants that are not Major Tenants. If any tenant indicates in its Tenant Estoppel Certificate that it has a claim which would entitle it to set-off the amount of the claim against rent due under its lease and the amount of such claim is ascertainable, Seller shall have the right, at its sole option, to give Buyer a credit against the cash portion of the Purchase Price in the amount of the claim or to deliver an indemnity, reasonably acceptable to Buyer, with respect thereto, in which event, Buyer shall complete Closing and take subject to such claim. Notwithstanding the foregoing provisions of this subparagraph (a)(iv), Seller agrees to request a Tenant Estoppel Certificate from each of the tenants under the Existing Leases. Seller’s failure to obtain a Tenant Estoppel Certificate from each Major Tenant or to otherwise satisfy the Tenant Estoppel Percentage shall not constitute a default by Seller hereunder. In the event of such failure, Buyer’s sole remedy shall be to either (x) waive the estoppel requirement and proceed to Closing without any abatement in the Purchase Price or (y) terminate this Agreement and receive a return of the Deposit.
               (v) Assumption Approval. The Assumption Approval is obtained.
               (vi) No Default. Seller shall not be in default hereunder.
               (vii) Lender Estoppel Certificate. At or before Closing Buyer shall have received an agreement or certificate from Lender in respect of the Loan (“Lender Estoppel Certificate”) containing, in all material respects, the statements set forth on Exhibit “P” attached hereto and made a part hereof. In determining whether this condition has been satisfied, Buyer agrees not to object to (i) any non-material qualifications or modifications which Lender may make to the statements set forth on Exhibit “P” (it being understood and agreed that knowledge qualifications shall not be deemed to be material) and (ii) any modification to such statements to conform it to the statements contained in Lender’s standard form of Lender Estoppel Certificate. Seller’s failure to obtain a Lender Estoppel Certificate shall not constitute a default by Seller hereunder. In the event of such failure, Buyer’s sole remedy shall be to either (x) waive the estoppel requirement and proceed to Closing without any abatement in the Purchase Price or (y) terminate this Agreement and receive a return of the Deposit.
          (b) Seller shall not be obligated to close under this Agreement unless each of the following conditions shall be satisfied or waived by Seller prior to the Closing Date:
               (i) Accuracy of Representations. The representations made by Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date.
               (ii) No Default. Buyer shall not be in default hereunder.

               (iii) Assumption Approval. The Assumption Approval is obtained and Seller is released by Lender from any and all responsibilities and obligations under the Existing Loan Documents arising from and after the Closing Date.
               (iv) Execution and Delivery of Documents. Buyer shall have executed and delivered to Seller all of the documents required of Buyer under this Agreement.
     13. Deliveries at Closing.
          (a) Seller’s Deliveries. On the Closing Date, Seller shall deliver to Buyer or to the Title Company, the following:
               (i) Deed. A special warranty deed with respect to the Premises, in substantially the form attached hereto as Exhibit “J” (the “Deed”), subject only to the Permitted Encumbrances.
               (ii) Bill of Sale. A bill of sale with respect to the Personal Property, in substantially the form attached hereto as Exhibit “K” (the “Bill of Sale”).
               (iii) Assignment and Assumption of Leases. An omnibus assignment and assumption agreement with respect to the Existing Leases in the form of Exhibit “F” hereto (the “Assignment and Assumption of Leases”).
               (iv) General Assignment and Assumption Agreement. An omnibus general assignment and assumption agreement with respect to the Existing Agreements in substantially the form of Exhibit “F-1” hereto (the “General Assignment and Assumption Agreement”).
               (v) Authority Documents. An authorizing resolution and an incumbency certificate to evidence the authority of the signatory for Seller.
               (vi) FIRPTA Certification. A certification in the form attached hereto as Exhibit “L” with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Sec. 1445, as amended, and the regulations issued thereunder).
               (vii) Estoppel Certificates. The Tenant Estoppel Certificates referred to in Paragraph 12(a) above, to the extent received by Seller.
               (viii) Tenant Notices. Written notice from Seller to each tenant of the Premises under the Existing Leases in substantially the form attached hereto as Exhibit “M”.
               (ix) Keys. To the extent in Seller’s possession or the possession of Seller’s Property Manager, all keys, codes and other security devices for each parcel of the Property.
               (x) Original Documents. The originals (to the extent in Seller’s possession or the possession of Seller’s Property Manager) or, if unavailable, copies, of all Existing Leases, Existing Loan Documents and the Existing Agreements and (to the extent in

Seller’s possession or the possession of Seller’s Property Manager) copies of as-built plans and specifications for the Improvements, permits, licenses and other agreements and approvals relating to the maintenance and operation of the Properties.
               (xi) Closing Statement. A preliminary Closing Statement, mutually acceptable to Buyer and Seller.
               (xii) Bringdown Certificate. A written statement by Seller acknowledging that all of the representations made by Seller hereunder are true and correct in all material respects as of the date of Closing, or noting any exceptions, provided that any exceptions may give rise to Buyer’s rights under Paragraph 22 of this Agreement.
               (xiii) Rent Roll. An update of the Rent Roll to a date no earlier than one (1) week prior to the Closing Date.
               (xiv) Lender Estoppel Certificate; SNDAs. The Lender Estoppel Certificate referred to in Paragraph 12(a), and any subordination, non-disturbance and attornment agreements (“SNDAs”) executed by tenants, to the extent received by Seller; provided, however, in no event shall Seller’s or Buyer’s failure to obtain SNDAs from tenants be a condition to Closing.
               (xv) Other Documents. Any other documents which Seller is obligated to deliver to Buyer pursuant to this Agreement.
               (xvi) Personal Property. The Personal Property, including all building supplies and fuel then on hand which are owned by Seller.
               (xvii) Books and Records. All books and records at the Premises held by or for the account of Seller, other than Excluded Documents and any books and records owned by Seller’s Property Manager.
     Location at the Premises on the date of Closing of any of the materials referred to in clauses (ix), (x) and (xvi) of this subparagraph (a) shall be deemed delivery to Buyer.
          (b) Buyer’s Deliveries. On the Closing Date, Buyer will deliver to Seller or to the Title Company, the following:
               (i) Assignment and Assumption of Leases. The Assignment and Assumption of Leases.
               (ii) General Assignment and Assumption Agreement. The General Assignment and Assumption Agreement.
               (iii) Authority Documents. An authorizing resolution and an incumbency certificate, and such other documents as may be reasonably necessary to evidence the authority of Buyer and the authority of the signatory for Buyer.

               (iv) Purchase Price. The balance of the Purchase Price payable at Closing.
               (v) Closing Statement. A preliminary Closing Statement, mutually acceptable to Buyer and Seller.
               (vi) Transfer Tax Return. Any Real Property Transfer Tax Return for the Deed;
               (vii) Bringdown Certificate. A written statement by Buyer acknowledging that all of the representations made by Buyer hereunder are true and correct in all material respects as of the date of Closing.
               (viii) Other Documents. Any other documents which Buyer is obligated to deliver to Seller pursuant to this Agreement or that may be requested by the Title Company in order to issue the Title Policy or by Lender in connection with the Assumption Approval.
     14. Default.
          (a) Buyer Default. If Buyer defaults under this Agreement at or prior to the Closing Date by failing to complete Closing in accordance with the terms of this Agreement, then the Deposit shall immediately be paid to Seller by the Escrowee and shall be retained by Seller as liquidated damages and not as a penalty. The retention of the Deposit shall be Seller’s sole and exclusive remedy in the event of such default by Buyer at or prior to the Closing Date, and Seller in such event hereby waives any right to recover the balance of the Purchase Price. Seller and Buyer agree that the actual damages to Seller in the event of such breach are impractical to ascertain as of the date of this Agreement and the amount of the Deposit is a reasonable estimate thereof. Upon payment of the Deposit to Seller as liquidated damages, this Agreement shall (except as herein otherwise expressly provided) be and become null and void and all copies will be surrendered to Seller. Nothing contained in this Paragraph 14(a) shall be deemed to limit Seller’s rights against Buyer by reason of the indemnity obligations of Buyer to Seller set forth in this Agreement which shall survive the termination of this Agreement.
          (b) Seller Default. If the sale of the Properties is not consummated because of a default under this Agreement on the part of Seller, Buyer, as its sole and exclusive remedy, may either (i) terminate this Agreement in its entirety by delivery of notice of termination to Seller, whereupon the Deposit shall be immediately returned to Buyer and, if Seller’s default was willful, Buyer shall be entitled to be reimbursed by Seller for actual third-party costs (as evidenced by paid invoices therefor) incurred by Buyer in connection with this Agreement and Buyer’s due diligence activities hereunder, up to a maximum reimbursement of $200,000.00, or (ii) continue this Agreement pending Buyer’s action for specific performance hereunder provided appropriate proceedings are promptly commenced by Buyer and prosecuted with diligence and continuity. Nothing contained in this Paragraph 14(b) shall be deemed to limit Buyer’s rights against Seller in connection with any obligations of Seller that survive Closing.

     15. Notices; Computation of Periods.
          (a) Notices. All notices given by either party to the other shall be in writing and shall be sent either: (i) by United States Postal Service registered or certified mail, postage prepaid, return receipt requested, or (ii) by prepaid nationally recognized overnight courier service for next business day delivery, addressed to the other party at the following addresses listed below or (iii) via telecopier or facsimile transmission to the facsimile numbers listed below; provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in subparagraph (ii) above. Addresses and facsimile numbers of the parties are as follows:
As to Seller:
c/o GE Asset Management Incorporated
3003 Summer Street
P.O. Box 7900
Stamford, Connecticut 06905
Attention: Mr. Robert J. Hughes
Fax: (203) 356-3059
with copies at the same time to:
GE Asset Management Incorporated
3003 Summer Street
P.O. Box 7900
Stamford, Connecticut 06905
Attention: Leanne R. Dunn, Esq.
Fax: (203) 356-4608
-and-
Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street, 22nd Floor
Philadelphia, PA 19103-2097
Attention: James R. Williams, Esq.
Fax: (215) 405-3732
As to Buyer:
c/ o Hines Interests Limited Partnership
70 W. Madison Street, Suite 440
Chicago, Illinois 60602
Attnetion: Thomas Danilek
Fax: (312) 419-4900

with a copy at the same time to:
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Attntion: Jonathan W. Dunlay
Fax: (214) 661-4711
As to Escrowee:
First American Title Insurance Company
National Commercial Services Division
13450 West Sunrise Boulevard
Suite 300
Sunrise, Florida 33323
Attention: Barry S. Smith, Esquire
Fax: (954) 838-8663
or to such other address as the respective parties may hereafter designate by notice in writing in the manner specified above. Any notice may be given on behalf of any party by its counsel. Notices given in the manner aforesaid shall be deemed sufficiently served or given for all purposes under this Agreement upon the earliest of (i) actual receipt (including receipt of a facsimile copy, but only if an original of such facsimile is properly sent by overnight courier as provided above) or refusal by the addressee, or (ii) three days following the date such notices, demands or requests shall be deposited in any Post Office, or branch Post Office regularly maintained by the United States Government, or (iii) one business day after delivered to the overnight courier service, as the case may be.
          (b) Computation of Periods. If the final day of any period of time in any provision of this Agreement falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the State in which the Premises is located or by the United States Postal Service, then, the time of such period shall be extended to the next day which is not a Saturday, Sunday or holiday. Unless otherwise specified, in computing any period of time described in this Agreement, all days shall be counted including Saturdays, Sundays and holidays; provided however that the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period is so computed is to be included, unless such last day is a Saturday, Sunday or holiday in which event the period shall run until 5:00 pm of the next day which is neither a Saturday, Sunday or holiday.
     16. Fire or Other Casualty.
          (a) Casualty Insurance. Seller agrees to maintain in effect until the Closing Date the casualty insurance policies currently being maintained by Seller and in effect with respect to the Premises, (or substitute policies in equal or greater amounts) and shall deliver to Buyer, upon request, reasonable evidence of same including certificates of such insurance.

          (b) Casualty Damage. If any portion of the Premises shall be damaged or destroyed by fire or other casualty between the date of this Agreement and the Closing Date, Seller shall give written notice thereof to Buyer. Subject to the right to terminate this Agreement in accordance with subparagraph (c) below, the obligation of Buyer to complete Closing under this Agreement shall in no way be voided or impaired by reason thereof, and Buyer shall be required to accept the Premises and the Personal Property in their then damaged condition without abatement of the Purchase Price. In such case, the proceeds of all fire and extended coverage insurance policies attributable to the Premises or the Personal Property received by Seller prior to the Closing Date and not used by Seller for the protection or emergency repairs to the Premises and the Personal Property (and Buyer hereby authorizes Seller to use the proceeds for such purposes) shall be disbursed by Seller to Buyer at Closing; and all unpaid claims under such insurance policies attributable to the Premises and Personal Property shall be assigned by Seller to Buyer on the date of Closing and Buyer shall receive a credit at Closing equal to the amount of any deductibles in respect thereof. There shall be no reduction in the Purchase Price by reason of such unpaid claim.
          (c) Right of Termination. Notwithstanding any of the preceding provisions of this Paragraph 16, if substantial damage shall occur to the buildings on the Premises by fire or other insured casualty prior to the Closing Date, Buyer shall have the right to terminate this Agreement by written notice to the Seller. If Buyer desires to terminate this Agreement pursuant to this subparagraph (c) Buyer must give a written notice of termination to Seller within ten (10) days after Seller’s notice to Buyer of the occurrence of the casualty. Upon such termination of this Agreement, neither party shall have any further rights or obligations hereunder (except the indemnity obligations of Buyer to Seller set forth in this Agreement which shall survive the termination of this Agreement and except for any default by Buyer which may have occurred prior thereto). Substantial damage shall mean (i) such damage that would cost, in the judgment of an independent third-party real estate professional retained by Seller, at least $10,000,000.00 to repair one or more of the buildings located on the Premises or (ii) such damage that would give tenants under those Existing Leases which provide in the aggregate ten percent (10%) or more of the revenues from the Premises during the month in which such casualty occurs a right as a result of such casualty to terminate their respective Existing Leases. If Buyer does not timely give notice of a termination, Buyer shall be deemed to have waived its option contained herein to terminate this Agreement, Buyer’s obligations under this Agreement shall remain in effect notwithstanding such casualty and Buyer shall remain obligated to consummate the purchase in accordance with the terms of this Agreement.
     17. Condemnation.
          (a) Immaterial Taking. If any part of the Premises shall be taken by exercise of the power of eminent domain after the date of this Agreement that does not materially interfere with the use of the Premises for the purposes for which it is currently used, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price. Seller shall be relieved, however, of its duty to convey title to the portion of the parcel so taken, but Seller shall, on the Closing Date, assign to Buyer all rights and claims to any awards arising therefrom as well as any money theretofore received by Seller on account thereof, net of any expenses actually incurred by Seller, including attorney’s fees of collecting the same. Seller shall promptly furnish Buyer with a copy of the declaration of taking property after Seller’s receipt thereof.
          (b) Material Taking. If a Material Taking occurs, Buyer may terminate this Agreement, by written notice to Seller within ten (10) days of Seller’s notice to Buyer of such a taking. Upon the giving of such termination notice, the Deposit shall be returned to Buyer and this Agreement shall become null and void, except for the indemnity obligations of Buyer to Seller set forth in this Agreement which will survive termination of this Agreement. If Buyer does not timely give notice of termination, Buyer shall be deemed to have waived its option contained herein to terminate this Agreement, Buyer’s obligations under this Agreement shall remain in effect notwithstanding such condemnation and Buyer shall remain obligated to consummate the purchase in accordance with the terms of this Agreement, provided, however, that Seller shall, on the Closing Date (i) assign and remit to Buyer, and Buyer shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Material Taking which may have been collected by Seller as a result of such Material Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds have been collected, deliver to Buyer an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Material Taking.
     For purposes of this Section 17, the term “Material Taking” shall mean any one or more of the following: (i) taking or proposed taking by eminent domain which involves a taking of more than or equal to ten percent (10%) of the leased area of the Premises as determined by an independent appraiser chosen by Seller and Buyer, or (ii) which materially adversely affects access to the Land and Improvements on a permanent basis, or (iii) causes the Premises to be in violation of applicable zoning laws or parking requirements, which violation cannot be cured, or (iv) a taking which results in tenants leasing in the aggregate more than 25% of the square footage leased in any one building having the right to terminate their Existing Leases, and/or (v) a taking which results in any Major Tenant having the right to terminate its Existing Lease.
     18. Assignability.
          (a) Assignments Prohibited. Buyer may not assign or suffer an assignment of this Agreement and/or its rights under this Agreement without the prior written consent of Seller, which consent Seller may deny in its sole and absolute discretion. Notwithstanding the foregoing, Seller’s consent shall not be required for an assignment of the Buyer’s interest under this Agreement, in its entirety only, to an entity wholly-owned and controlled by Buyer or its other wholly-owned subsidiaries; provided such entity is acceptable to Lender in its sole discretion and such assignment does not delay or adversely affect the delivery of the Assumption Approval by Lender. No assignment shall be effective, however, unless and until Buyer shall have furnished to Seller and Lender both an executed copy of the assignment plus a written assumption agreement, in form satisfactory to Seller and Lender, by the assignee to assume, perform and be responsible, jointly and severally with the Buyer named herein, for the performance of all of the obligations of Buyer under this Agreement and to pay all additional transfer or documentary taxes imposed as a result of such assignment, together with a certification by the assignee in favor of Seller that all of the representations and warranties made by Buyer in this Agreement are true and correct with respect to the assignee as of the date of the assumption agreement. In no event shall Buyer be relieved of any liability under this Agreement by reason of an assignment of its rights hereunder and the express terms of any assignment by Buyer shall reaffirm Buyer’s obligations hereunder.
          (b) Prohibited Assignments. Notwithstanding the foregoing provisions of subparagraph (a), Buyer shall have no right, under any circumstances, to assign this Agreement (i) to any entity owned or controlled by an employee benefit plan if Seller’s sale of the Premises to such entity would, in the reasonable judgment of Seller or Seller’s counsel, either create, otherwise cause, or raise a material question as to whether it would create or otherwise cause, a "prohibited transaction” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or (ii) to any person, or to any entity which has as a direct or indirect owner or partial owner a person with a criminal record, currently under a criminal indictment or who is not of good moral character.
          (c) Successors and Assigns. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Seller and Buyer.
     19. Inspections/Inspection Period.
          (a) Right to Inspect. Buyer, and Buyer’s agents and representatives, shall have the right, from time to time, prior to the Closing Date or earlier termination of this Agreement, during normal business hours, to enter upon the Premises for the purpose of conducting inspections of the Premises, testing of machinery and equipment, taking of measurements, making of surveys and generally for the reasonable ascertainment of matters relating to the Premises, perform reasonable investigations, studies and tests, including surveys and engineering studies of the Properties as Buyer deems reasonably necessary or desirable; provided, however, that Buyer shall: (i) give Seller reasonable prior written notice of the time and place of such entry, in order to permit a representative of Seller to accompany Buyer; (ii) use commercially reasonable efforts not to interfere with the operations of the Premises or any tenant thereof; (iii) to the extent of any damage caused by Buyer or its agents or representatives, restore the Premises and any adjacent property to substantially the same condition as existed prior to Buyer’s or Buyer’s agents’ and representatives’ inspections of the Properties; (iv) indemnify, defend and save the Seller, the Seller’s Property Manager, and each of their respective parent, affiliated and subsidiary entities and, as the case may be, all of their respective members, partners, trustees, shareholders, directors, officers, employees and agents (herein, collectively, the “Indemnified Parties”) harmless of and from any and all claims and/or liabilities which any of the Indemnified Parties may suffer or be subject by reason of or in any manner relating to such entry and such activities, including, without limitation, any claims by tenants and/or invitees of the Premises; (v) not enter into any tenant’s leased premises or communicate with any tenant unless accompanied by Seller or Seller’s agent; provided however Buyer shall not be required to be accompanied by Seller or Seller’s agent if Buyer provided Seller with not less than 24 hours prior written notice, and the right to accompany Buyer in each instance, and Seller elects to not accompany Buyer; (vi) prior to entry onto the Premises, furnish Seller with a certificate of general liability and property damage insurance maintained by Buyer with combined limit single occurrence coverage of at least $2,000,000 and naming Seller and Seller’s Property Manager as additional insureds; and (vii) not conduct any environmental investigations or testing other than a standard "Phase I” investigation, without prior execution of, and compliance with Seller’s standard form of Environmental Access Agreement. Notwithstanding the foregoing, however, Buyer is not required to defend, indemnify or hold harmless Seller from and against any claims arising out of (i) any negligent act or willful misconduct of Seller or (ii) any condition discovered by Buyer or its consultants in connection with their due diligence activities. All inspection rights under this subparagraph (a) shall be subject to the rights of tenants under the Existing Leases. To facilitate Buyer’s evaluation, within three (3) business days after the Effective Date, Seller shall use commercially reasonable efforts to deliver copies of or, at Seller’s option, give Buyer, and its counsel, accountants, and representatives reasonable access to, the books, records, documents and information (except for internal memoranda and appraisals (provided however Seller shall make available to Buyer the engineering report and environmental report prepared in connection with the consummation of the Existing Loan in 2004 (the “2004 Reports”)), and documents and/or information covered by the attorney-client privilege (collectively, the “Excluded Documents”)) in the possession of Seller or Seller’s Property Manager with respect to ownership, construction and operation of the Premises (including, without limitation, all (i) operating statements for the current calendar year (year to date) and the four (4) previous calendar years relating to the Properties; (ii) the 2004 Reports; (iii) all preliminary, final and proposed plans, specifications and drawings of the Improvements or the Premises or any portion thereof; (iv) all warranties and guaranties currently in force and effect made by any contractors, subcontractors, vendors or suppliers regarding their performance or the quality of materials supplied by them in connection with the construction and operation of the Premises, the Improvements, the Personal Property or the Existing Leases), (v) assessments (special or otherwise), ad valorem and personal property tax bills for the current year and four (4) previous calendar years to the extent in the possession of Seller’s Property Manager; (vi) the Existing Leases, the tenant lease files including all tenant correspondence, the Existing Agreements; (vii) a current inventory of the Personal Property; and (viii) insurance certificates identifying Seller’s insurance coverage solely in respect of the Properties; provided however that Seller’s failure to deliver copies or originals of the foregoing items (i) through (viii) or otherwise provide Buyer with access thereto within such three (3) business day period shall not be a default or breach by Seller under this Agreement. Buyer confirms that it has completed and is satisfied with the results of its due diligence investigations of the market in which the Premises is located.
          (b) No Liens Permitted. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Seller, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Premises or any part thereof, nor as giving Buyer any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Premises or any part thereof. Buyer agrees to promptly cause the removal of, and indemnify, defend and hold Seller harmless with respect to, any mechanic’s or similar lien filed against the Premises or any part thereof by any party performing any labor or services at the Premises or supplying any materials to the Premises at Buyer’s request.
          (c) Buyer’s Right of Termination. Buyer shall have the right to terminate this Agreement, for any or no reason whatsoever, by giving Seller written notice (“Termination Notice”) at any time prior to 5:00 p.m. Eastern Standard Time on the date which is twenty (20) days after the Effective Date, which period is referred to as the “Inspection Period”. Upon giving the Termination Notice, this Agreement shall immediately terminate (except for the indemnity obligations of Buyer to Seller under this Agreement which shall survive termination of this Agreement) and the Deposit shall be returned to Buyer, as Buyer’s sole and exclusive remedy as a result of giving the Termination Notice. If Buyer fails to timely deliver the Termination Notice prior to the expiration of the Inspection Period, the Deposit shall be non-refundable (except as otherwise provided in this Agreement) and such failure by Buyer shall be deemed a waiver of Buyer’s right to terminate this Agreement under this Paragraph 19 or by reason of the physical condition of the Premises or any other matter whatsoever relating to the Premises (except as otherwise provided in this Agreement) and shall constitute Buyer’s unconditional obligation to close the transactions contemplated hereby (except as otherwise provided in this Agreement) in accordance with and subject to the terms and conditions of this Agreement.
          (d) Survival. The provisions of this Paragraph 19 shall survive termination of this Agreement and/or the Closing and delivery of the Deed.
     20. Brokers. Seller and Buyer each represents and warrants to the other that it has dealt with no broker or other intermediary in connection with this transaction other than Holiday, Fenoglio, Fowler (the “Disclosed Broker”). If any broker or other intermediary other than the Disclosed Broker claims to be entitled to a fee or commission by reason of having dealt with Seller or Buyer in connection with this transaction, or having introduced the Premises to Buyer for sale, or having been the inducing cause to the sale, the party with whom such broker claims to have dealt shall indemnify, defend and save harmless the other party of and from any claim for commission or compensation by such broker or other intermediary. Seller agrees to pay, pursuant to a separate agreement between Seller and the Disclosed Broker, any commission payable to the Disclosed Broker in connection herewith if, as and when the Closing occurs, and shall indemnify, defend and hold Buyer harmless with respect thereto. This Paragraph 20 shall survive the termination of this Agreement and/or the Closing and delivery of the Deed.
     21. Condition of Premises.
          (a) NO WARRANTIES. THE ENTIRE AGREEMENT BETWEEN THE SELLER AND BUYER WITH RESPECT TO THE PREMISES AND THE PERSONAL PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY CONFIDENTIALITY AGREEMENT WHICH BUYER IS SUBJECT TO. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER, SELLER’S PROPERTY MANAGER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER, SELLER’S PROPERTY MANAGER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH AND STIPULATED IN THIS AGREEMENT AND ANY SUCH CONFIDENTIALITY AGREEMENT. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PREMISES, THE PERSONAL PROPERTY, THE EXISTING LOAN DOCUMENTS, EXISTING LEASES AND EXISTING AGREEMENTS, OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF,

AND THAT THE PREMISES, THE PERSONAL PROPERTY, THE EXISTING LOAN DOCUMENTS, EXISTING LEASES AND EXISTING AGREEMENTS HAVE BEEN PURCHASED BY BUYER IN AN “AS IS” AND “WHERE IS” CONDITION AND WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER, SELLER’S PROPERTY MANAGER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER, SELLER’S PROPERTY MANAGER OR ANY OTHER PARTY (EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PREMISES OR THE PERSONAL PROPERTY OR THE AREAS SURROUNDING THE PREMISES, OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH. BUYER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT, NONE OF SELLER, SELLER’S PROPERTY MANAGER OR ANY AGENT OR EMPLOYEE OF SELLER OR OF SELLER’S PROPERTY MANAGER, OR ANY OTHER PARTY ACTING ON BEHALF OF SELLER, HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED. THIS PARAGRAPH SHALL SURVIVE CLOSING AND DELIVERY OF THE DEED, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE SALE OF THE PREMISES AND THE PERSONAL PROPERTY.
          (b) CHANGE OF CONDITIONS. SUBJECT TO SELLER’S OBLIGATIONS UNDER SUBPARAGRAPH (d) BELOW, BUYER SHALL ACCEPT THE PREMISES AND THE PERSONAL PROPERTY AT THE TIME OF CLOSING IN THE SAME CONDITION AS THE SAME ARE AS OF THE DATE OF THIS AGREEMENT, AS SUCH CONDITION SHALL HAVE CHANGED BY REASON OF REASONABLE WEAR AND TEAR AND, SUBJECT TO PARAGRAPH 16 AND PARAGRAPH 17 HEREOF, DAMAGE BY FIRE OR OTHER CASUALTY AND CONDEMNATION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER SPECIFICALLY ACKNOWLEDGES THAT THE FACT THAT ANY PORTION OF THE PREMISES OR THE PERSONAL PROPERTY OR ANY EQUIPMENT OR MACHINERY THEREIN OR ANY PART THEREOF MAY NOT BE IN WORKING ORDER OR CONDITION AT THE CLOSING DATE BY REASON OF REASONABLE WEAR AND TEAR OR DAMAGE BY FIRE OR OTHER CASUALTY, OR BY REASON OF ITS PRESENT CONDITION, SHALL NOT RELIEVE BUYER OF ITS OBLIGATION TO COMPLETE CLOSING UNDER THIS AGREEMENT AND PAY THE FULL PURCHASE PRICE. EXCEPT AS PROVIDED IN SUBPARAGRAPH (d) BELOW, SELLER HAS NO OBLIGATION TO MAKE ANY REPAIRS OR REPLACEMENTS REQUIRED BY REASON OF WEAR AND TEAR OR

FIRE OR OTHER CASUALTY, BUT MAY, AT ITS OPTION AND ITS COST, MAKE ANY SUCH REPAIRS AND REPLACEMENTS PRIOR TO THE CLOSING DATE.
          (c) Condition of Delivery. Seller has no obligation to deliver the Premises in a “broom clean” condition, and at Closing Seller may leave in the Premises all items of personal property and equipment, partitions and debris as are now presently therein.
          (d) Seller Repairs. Between the date of the execution of this Agreement and the Closing Date, Seller shall perform all customary ordinary repairs to the Premises and the Personal Property as Seller has customarily previously performed to maintain them in substantially the same condition as they are as of the date of this Agreement, as said condition shall be changed by wear and tear, damage by fire or other casualty, or vandalism. Notwithstanding the foregoing, Seller shall have no obligation to make any structural or extraordinary repairs or capital improvements between the date of this Agreement and Closing.
          (e) RELEASE. WITHOUT LIMITING THE PROVISIONS OF SUBPARAGRAPH (a) ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUYER HEREBY RELEASES SELLER, SELLER’S PROPERTY MANAGER AND (AS THE CASE MAY BE) THE SELLER’S, SELLER’S PROPERTY MANAGER’S AND EACH OF THEIR RESPECTIVE PARENTS, AFFILIATED AND SUBSIDIARY ENTITIES AND ALL OF THEIR RESPECTIVE MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”) ARISING FROM OR RELATING TO (i) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PREMISES WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PREMISES WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PREMISES IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL. THE RELEASE SET FORTH HEREIN DOES NOT APPLY TO THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY INDEMNITY OR WARRANTY EXPRESSLY MADE BY SELLER IN ANY DOCUMENT DELIVERED BY SELLER AT CLOSING. NOTWITHSTANDING

THE FOREGOING, THE RELEASE AND WAIVER IN THIS PARAGRAPH SHALL NOT RESULT IN A WAIVER AND RELEASE OF THE EXPRESS WARRANTIES, REPRESENTATIONS AND COVENANTS SET FORTH IN THIS AGREEMENT AND/OR THE CLOSING DOCUMENTS.
          (f) Seller Reports. Buyer acknowledges that Seller makes no warranties or representations regarding the adequacy, accuracy or completeness of Seller’s environmental and/or engineering reports or other materials relating to the Premises made available to Buyer (collectively, the “Reports”) or other documents relating to the Premises, and Buyer shall have no claim against Seller based upon the Reports or such other documents relating to the Premises or Seller’s failure to deliver any documents relating to the Premises to Buyer. Buyer further acknowledges that Buyer has had full opportunity to perform such physical inspections, environmental and engineering investigations and appraisals as Buyer deems appropriate prior to Closing, and Buyer obtained or shall obtain its own physical inspections, environmental and engineering reports and appraisals of the Premises.
          (g) Effect of Disclaimers. Buyer acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Premises and Personal Property are being sold subject to the provisions of this Paragraph 21 and that Seller would have charged a higher purchase price if the provisions in this Paragraph 21 were not agreed upon by Buyer.
          (h) Survival. The provisions of this Paragraph 21 shall survive Closing and delivery of the Deed.
     22. Survival of Provisions.
          (a) Acceptance by Buyer of the Deed at Closing shall constitute an acknowledgment by Buyer of full performance by Seller of all of Seller’s obligations under this Agreement, except for the obligations of Seller which are expressly provided in this Agreement to survive Closing.
          (b) Any of Buyer’s obligations under this Agreement that are expressly provided in this Agreement to survive Closing or that shall possibly imply performance or observance after the Closing Date shall survive Closing and delivery of the Deed, notwithstanding any presumption to the contrary.
          (c) (i) Notwithstanding any provision to the contrary set forth in this Agreement, the representations of Seller expressly set forth in Paragraph 9 of this Agreement shall survive Closing under this Agreement for a period of nine (9) months (the “Survival Period”); provided, however, that each representation of Seller set forth in this Agreement with respect to Existing Leases for which a Tenant Estoppel Certificate is delivered, and the information in such Tenant Estoppel Certificate confirms Seller’s representation in all material respects, shall not survive Closing as to the specific information contained in such Tenant Estoppel Certificate.
               (ii) If Buyer actually determines prior to Closing that any of the representations of Seller (which were true when made), are breached in any material respect prior to the Closing Date, other than by reason of any willful misconduct of Seller, Buyer’s sole right and remedy shall be to terminate this Agreement by giving to Seller written notice of such termination within ten (10) days after Buyer actually learns of the breach of such representation. In such event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement. If Buyer actually determines prior to Closing that any of the representations of Seller are breached in any material respect prior to the Closing Date by reason of any willful misconduct of Seller, Buyer’s sole right and remedy shall be that set forth in Paragraph 14(b) hereof. If Buyer fails to give such written termination notice to Seller within such time period, Buyer shall be deemed to have waived any right or remedy (including, without limitation, any right under this Agreement to terminate this Agreement) by reason of such breach. If Buyer shall notify Seller of any breach of any representation prior to the Closing, Seller shall have until the date that is the later of the originally scheduled Closing Date or thirty (30) days from the date of Buyer’s notice, at Seller’s option, to attempt to cure such breach and if Seller so elects to cure or attempt to cure such breach, the Closing Date automatically shall be extended to such thirty (30) days after Buyer’s notice to permit such cure by Seller.
               (iii) Seller shall have no liability to Buyer by reason of a breach or default of any of Seller’s representations unless Buyer shall have given to Seller written notice (“Warranty Notice”) of such breach or default within the Survival Period, and shall have given to Seller an opportunity to cure any such breach or default within thirty (30) days after Buyer’s Warranty Notice. No claim for breach of any representation or warranty of Seller shall be actionable or payable unless the valid claims for all such breaches collectively aggregate more than $250,000.00, in which event the full amount of such claims shall be actionable. In no event shall the aggregate liability of Seller to Buyer by reason of a breach or default of one or more of Seller’s representations exceed $2,000,000.00. Seller’s liability shall be limited to actual damages and shall not include consequential damages. The parties shall proceed for a period of sixty (60) days after Seller’s receipt of a Warranty Notice to attempt to resolve and settle Buyer’s claim pursuant to such Warranty Notice and if the parties are unable to resolve and settle such claim within such sixty (60) day period, any litigation with respect to any representation must be commenced within one hundred twenty (120) days from the date of the Warranty Notice, and if not commenced within such time period, Buyer shall be deemed to have waived its claims for such breach or default.
          (d) Survival. The provisions of this Paragraph 22 shall survive Closing and delivery of the Deed.
     23. Miscellaneous.
          (a) Captions or Headings; Interpretation. The captions or headings of the Paragraphs and subparagraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. Wherever in this Agreement the singular number is used, the same shall include the plural and vice versa and the masculine gender shall include the feminine gender and vice versa as the context shall require.

          (b) Amendments and Waivers. No change, alteration, amendment, modification or waiver of any of the terms or provisions of this Agreement shall be valid, unless the same shall be in writing and signed by Buyer and Seller.
          (c) Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one agreement.
          (d) Applicable Law. This Agreement shall be governed and construed according to the laws of the State where the Premises is located.
          (e) Right to Waive Conditions or Contingency. Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.
          (f) Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, unless such invalidity or unenforceability materially frustrates the intent of the parties as set forth herein. Each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
          (g) Confidentiality. Subject to Paragraph 23(i), Buyer agrees to treat all information received with respect to the Properties, whether such information is obtained from Seller or from Buyer’s own due diligence investigations, in a confidential manner. Buyer shall not disclose any such information to any third parties, other than such disclosure to Buyer’s counsel, consultants, accountants and advisers as may be required in connection with the transactions contemplated hereby (such disclosure to be made expressly subject to this confidentiality requirement). Seller and Buyer agree to keep this Agreement confidential and not make any public announcements or disclosures with respect to the subject matter of this Agreement prior to Closing without the written consent of the other party. Without limiting the foregoing, Buyer may disclose any information to its agents, advisors, consultants, prospective lenders, investors, and employees involved in the review of the Property or as may be required by law, by any court, or administrative order or the SEC.
          (h) Agreement Not To Be Recorded. This Agreement shall not be filed of record by or on behalf of Buyer in any office or place of public record. If Buyer fails to comply with the terms hereof by recording or attempting to record this Agreement or a notice thereof, such act shall not operate to bind or cloud the title to the Premises. Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record. If Buyer or any agent, broker or counsel acting for Buyer shall cause or permit this Agreement or a copy thereof to be filed in an office or place of public record, Seller, at its option, and in addition to Seller’s other rights and remedies, may treat such act as a material default of this Agreement on the part of Buyer. However, the filing of this Agreement in any lawsuit or other proceedings in which such document is relevant or material shall not be deemed to be a violation of this Paragraph.

          (i) Tax Treatment. Notwithstanding anything to the contrary, any understanding or agreement among the parties as to confidentiality in relation to the transactions contemplated by this and any other related agreements (the “Transaction”) shall not apply to the U.S. federal tax treatment or U.S. federal tax structure of the Transaction and each party hereto (and any employee, representative, or agent of any party) may disclose to any and all persons, without limitation of any kind, the U.S. federal tax treatment and U.S. federal tax structure of the Transaction and all other materials of any kind (including opinions or other U.S. federal tax analysis) that are provided to any party hereto relating to such U.S. federal tax treatment and U.S. federal tax structure. However, any such information relating to such U.S. federal tax treatment and U.S. federal tax structure is required to be kept confidential to the extent necessary to comply with any applicable securities laws. The preceding sentences are intended to cause the Transaction not to be treated as having been offered under conditions of confidentiality for purposes of Sections 1.6011-4(b)(3) and 301.6111-2(a)(2)(ii) (or any successor provisions) of the Treasury Regulations issued under the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose.
          (j) Time. Time, wherever stated in this Agreement, is declared to be of the essence of this Agreement.
          (k) Radon Disclosure . Pursuant to F.S. 404.056(6), the following disclosure is made by Seller:
Radon is a naturally occurring radioactive gas that when accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon or radon testing may be obtained from your County Public Health Unit.
     24. ERISA. Notwithstanding anything contained in this Agreement, Seller and Buyer hereby agree that if the transactions contemplated by this Agreement are non-exempt prohibited transactions under Section 406 of ERISA Seller shall not be obligated to sell the Premises to Buyer. On or before five (5) days prior to Closing, Buyer shall provide to Seller all information on the ownership of Buyer necessary or desirable to enable Seller to determine whether the sale of the Premises will be a non-exempt prohibited transaction. If such information provided to Seller indicates, in Seller’s reasonable judgment, that the transactions contemplated hereby are, or raise a material question whether they may be, prohibited under the foregoing provisions of ERISA, Seller may, at its option exercised within five (5) business days after receipt of all such information from Buyer requested by Seller, terminate this Agreement by written notice thereof to Buyer, whereupon Buyer shall be entitled to the return of the Deposit, and upon such termination and return of the Deposit, Buyer and Seller shall thereafter have no further liability or obligations hereunder, or otherwise, and this Agreement shall be deemed of no further force or effect, except that the indemnity obligations of Buyer to Seller set forth in this

Agreement shall survive such termination. If Buyer fails to provide such information within the time stated above, Seller may, at its option, declare a default by Buyer under this Agreement, terminate this Agreement and be entitled to the remedies provided in this Agreement for a default by Buyer.
     25. Sophistication of the Parties. Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree the rule of contract construction to the effect that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.
     26. Limited Liability. Prior to the Closing Date, the obligations of Seller under this Agreement or directly or indirectly arising out of this Agreement shall be limited solely to Seller’s interest in the Premises and Personal Property. Neither Buyer nor any one else claiming by or through Buyer shall in any event have any claim against any member of Seller.
     27. Enforcement.
          (a) If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable form the other provisions of this Agreement and to survive and not be merged into any such judgment.
          (b) Seller’s Property Manager shall be deemed an intended third-party beneficiary of those provisions of this Agreement and all agreements delivered pursuant to this Agreement which may provide that Buyer shall release and/or indemnify Seller, Seller’s Property Manger or other parties against any obligation set forth herein.
     28. Deposit Instructions.
          (a) The Title Company joins in this Agreement to evidence its agreement to hold the Deposit received by it in accordance with the terms and conditions of this Paragraph 28 and pursuant to written instructions of Seller and Buyer. The following provisions shall control with respect to the rights, duties and liabilities of the Title Company.
               (i) The Title Company acts under this Agreement as a depository only and is not responsible or liable in any manner whatsoever for the (i) sufficiency, correctness, genuineness or validity of any written instrument, notice or evidence of a party’s receipt of any instruction or notice which is received by the Title Company, or (ii) identity or authority of any person executing such instruction notice or evidence.

               (ii) The Title Company shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and the Title Company shall have no liability except for its own willful misconduct or gross negligence.
               (iii) If demand for the Deposit is made upon the Title Company by either Seller or Buyer, with a copy to the non-demanding party, the non-demanding party shall have five (5) business days to object in writing to the demand for the Deposit.
               (iv) The Title Company shall be reimbursed on an equal basis by Buyer and Seller for any reasonable expenses incurred by the Title Company arising from a dispute with respect to the amount held in escrow, including the cost of any reasonable legal expenses and court costs incurred by the Title Company, should the Title Company deem it necessary to retain an attorney with respect to the disposition of the amount held in escrow.
               (v) In the event of a dispute between Seller and Buyer with respect to the disposition of the amount held in escrow, the Title Company shall be entitled, at its own discretion but shall not be required, to deliver such amount to a court of competent jurisdiction. In the event of any disagreement between Seller and Buyer resulting in conflicting instructions to, or adverse claims or demands upon the Title Company with respect to the release of the Deposit, the Title Company may refuse to comply with any such instructions, claims or demands so long as such disagreement shall continue, and in so refusing the Title Company shall not release the Deposit, or make any other disposition of the Deposit. The Title Company shall not be or become liable in any way to Seller or Buyer for its failure or refusal to comply with any such conflicting instructions or adverse claims or demands, and it shall be entitled to continue to refrain from acting until such conflicting or adverse claims or demands shall have been (a) adjusted by agreement and it shall have been notified in writing by Seller and Buyer or (b) finally determined by a court of competent jurisdiction in Miami-Dade County, Florida.
               (vi) The Title Company shall invest the amount in escrow in accounts which invest solely in government securities and shall be applied in accordance with the terms of this Agreement.
               (vii) Seller and Buyer hereby jointly and severally indemnify and agree to indemnify and save the Title Company harmless for any and all loss, damage, claims, liabilities, judgments, and other cost and expense of every kind and nature which may be incurred by the Title Company by reason of its acceptance of, and its performance under this Agreement (including, without limitation, reasonable attorney’s fees) except any acts or omissions arising from the Title Company’s willful default or negligence.
     29. Assumption of Existing Financing.
          (a) The Premises are now subject to and encumbered by that certain Notice of Future Advance, Mortgage Modification, Extension and Spreader Agreement and Security Agreement, as amended (the “Existing Mortgage”) and other security instruments in favor of Lehman Brothers Bank, FSB evidencing and securing a first mortgage loan in the original principal amount of $91,000,000.00 (the “Existing Loan”). The holder of the Existing Loan is referred to herein as “Lender”. Buyer has been furnished with and has had the opportunity fully to review all documents and instruments in Seller’s possession relating to the Existing Loan. The Existing Mortgage and such other documents and instruments evidencing and securing the Existing Loan are herein collectively called the “Existing Loan Documents”. Buyer acknowledges that the Existing Loan Documents contain a “due on sale” provision, and that the transfer of the Existing Loan to Buyer, as contemplated by this Agreement, would constitute a default or event of default under the Existing Loan Documents unless (i) the prior written consent of Lender with respect thereto is first obtained, and (ii) the conditions to transfer set forth in Section 8.3(c) of the Existing Mortgage (the “Existing Loan Transfer Conditions”), a copy of which is attached hereto as Exhibit “N”, are either satisfied or waived, ((i) and (ii) being referred to herein collectively, as the “Assumption Approval”).
          (b) Buyer shall promptly provide to the Lender financial and such other information as the Lender may reasonably request including, but not limited to, individual and company financial statements, as may be applicable, and tax returns as well as prior real estate experience of the principals. Buyer shall deliver an application to Lender for the Assumption Approval within ten (10) business days after the Effective Date. If required by the Lender, the Assumption Approval shall include the approval of any rating agency that has rated securities related to the Existing Loan. If the Assumption Approval is not obtained within seventy-five (75) days after the date hereof, Seller or Buyer shall be entitled to exercise a one time right to extend the date for obtaining Assumption Approval for up to thirty (30) additional days. If Seller or Buyer does not so extend the Assumption Approval period, or Buyer is unable to obtain Assumption Approval within the extended time provided, then either party may terminate this Agreement and the Deposit shall be returned to Buyer and the parties shall have no further rights or obligations under this Agreement, except for those which expressly survive the termination of this Agreement.
          (c) Buyer or its permitted assignee shall be a “Special Purpose Entity” as defined in the Existing Mortgage.
          (d) The transaction contemplated hereby is contingent upon the Lender releasing the Seller and its principals from any and all responsibilities under the Existing Loan Documents arising from and after the Closing Date.
          (e) It is an express condition of this Agreement that Buyer will promptly and diligently comply with the provisions of the Existing Loan Documents regarding obtaining Assumption Approval including, without limitation, the Existing Loan Transfer Conditions (as if Buyer were “Borrower” thereunder) and shall keep Seller advised of its negotiations, submissions and progress in obtaining Assumption Approval. Buyer shall submit all Lender requested information in an expeditious manner, forwarding copies of the submission letters (provided no confidential or proprietary information is contained thereunder) to Seller.

          (f) Seller hereby agrees to use commercially reasonable efforts, at no cost to Seller, to assist Buyer in obtaining the Assumption Approval.
     IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have executed this Agreement as of the date first above written.

SELLER:

MIAMI RPFIV AIRPORT CORPORATE CENTER LIMITED LIABILITY COMPANY

By:	MIAACCIV, LLC, its managing member

By:	/s/ Robert Hughes

Name: Robert Hughes Title: Vice President

BUYER:

HINES REIT PROPERTIES, L.P.

By: Hines Real Estate Investment Trust, Inc.
Its General Partner

By:	/s/ Charles N. Hazen

	Name:	Charles N. Hazen
	Title:	President

JOINDER
     The Title Company is executing this Agreement to evidence its agreement to hold the Deposit and act as Title Company in accordance with the terms and conditions of paragraphs 2(a), 2(c), 4(e)(ii), 4(f), 12(a)(i), 12(a)(iii),12(a)(iv), 12(a)(vii), 14, 15, 16(c), 17(b), 19(c), 22(c), 24, 28 and 29. The Title Company has no knowledge, actual or imputed, and no duty of inquiry with respect to any other provision of this Agreement and hereby limits its joinder and obligations to the specific provisions hereinbefore listed.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:

EXHIBIT A
LEGAL DESCRIPTION
     PARCEL 1:
     Lots 1, 2 and 3, in Block 1, and Lot 3, in Block 2, AIRPORT CORPORATE CENTER, according to the Plat thereof, recorded in Plat Book 130, at Page 51, of the Public Records of Miami-Dade County, Florida.
     PARCEL 2:
     Lot 1, Block 2, AIRPORT CORPORATE CENTER, according to the Plat thereof, recorded in Plat Book 130, at Page 51, of the Public Records of Miami-Dade County, Florida.
     PARCEL 2-A:
     Together with a non-exclusive easement for vehicular and pedestrian ingress and egress over and across the West 12 feet of Lot 2, Block 2, AIRPORT CORPORATE CENTER, Plat Book 130, Page 51, created pursuant to that certain Declaration of Restrictive Covenants in Lieu of Unity of Title, Easement and Operating Agreement dated December 31, 1986, filed January 2, 1987, in Official Records Book 13134, page 1105, of the Public Records of Miami-Dade County, Florida.
     PARCEL 3:
     Lot 2, Block 2, AIRPORT CORPORATE CENTER, according to the Plat thereof, recorded in Plat Book 130, at Page 51, of the Public Records of Miami-Dade County, Florida.
     PARCEL 3-A:
     The nonexclusive easement reserved in instrument filed January 2, 1987, in Official Records Book 13134, page 1105, for ingress and egress over the East 12 feet of Lot 1, Block 2, AIRPORT CORPORATE CENTER, according to the Plat thereof, recorded in Plat Book 130, at Page 51, of the Public Records of Miami-Dade County, Florida, for the benefit of Lot 2, Block 2, AIRPORT CORPORATE CENTER, according to the Plat thereof, recorded in Plat Book 130, at Page 51, of the Public Records of Miami-Dade County, Florida.
     PARCEL 4:
     Tract “B-2”, of ACC-WEST REPLAT, according to the Plat thereof, recorded in Plat Book 146, at Page 29, of the Public Records of Miami-Dade County, Florida.
     PARCEL 4-A:
     TOGETHER WITH that certain Driveway Easement created pursuant to Driveway Easement Agreement dated September 5, 1996, filed September 11, 1996, in Official Records Book 17348, at Page 3797.

Exhibit A-1

     PARCEL 4-B:
     TOGETHER WITH Reciprocal Easement for Ingress and Egress created pursuant to Road Easement and Drainage Easement dated January 30, 1992, filed February 11, 1992, in Official Records Book 15382, page 2352.
     PARCEL 4-C:
     Together with a non-exclusive right, privilege and easement for access over and across the driveway only, legally described and depicted as set forth in Exhibit “C” of that certain Access Easement Agreement filed February 11, 1992, in Official Records Book 15382, page 2371, as amended by Amendment to Access Easement Agreement filed June 19, 1996, in Official Records Book 17245, page 1450.
     PARCEL 5:
     Tract “A”, of ACC-WEST, according to the Plat thereof, recorded in Plat Book 144, at Page 29, Public Records of Miami-Dade County, Florida.
     PARCEL 5-A:
     Together with that certain Driveway Easement created pursuant to Driveway Easement Agreement dated September 5, 1996, filed September 11, 1996, in Official Records Book 17348, page 3797.
     PARCEL 5-B:
     TOGETHER WITH that certain Road Easement and Drainage Easement created pursuant to Road Easement and Drainage Easement Agreement dated January 30, 1992, filed February 11, 1992, in Official Records Book 15382, at Page 2352.
     PARCEL 6:
     Tract B-1, of ACC-WEST REPLAT, according to the Plat thereof, recorded in Plat Book 146, at Page 29, Public Records of Miami-Dade County, Florida.
     PARCEL 6-A:
     Together with a non-exclusive right, privilege and easement for access over and across the driveway only, legally described and depicted as set forth in Exhibit “C” of that certain Access Easement Agreement filed February 11, 1992, in Official Records Book 15382, page 2371, as amended by Amendment to Access Easement Agreement filed June 19, 1996, in Official Records Book 17245, page 1450.

Exhibit A-2

EXHIBIT B
PERSONAL PROPERTY

ITEM	MANUFACTURER	MODEL/TYPE	QTY	BLDG
Management Office
Reception Desk	N/A	Black	1	7300
Reception Chair	N/A	Navy Blue	1	7300
Reception Credenza	N/A	Black	1	7300
Visitor Chairs	N/A	Blue	4	7300
Visitor Coffee Table	N/A	Glass and wood	1	7300
Conference Room Table	N/A	Cherry Wood Finish	1	7300
Conference Room Table	N/A	Marble — Black	1	7300
Conference Room Chairs	N/A	Blue	10	7300
Conference Room Chairs	N/A	Black	8	7300
Conference Room Credenza	N/A	Cherry Wood Finish	1	7300
Conference Room Wall Unit	N/A	Wood — Black	1	7300
Assorted Framed Photos	N/A	Large and Small	30	7300
Assorted Framed Art	N/A	Prints	3	7300
Kitchen Table	N/A	Formica	1	7300
Kitchen Chairs	N/A	Red — Cloth	4	7300
Refrigerator	N/A	General Electric—Beige	1	7300
Shredding Machine	N/A		1	7300
Electric Typewriter	N/A	IBM	1	7300

Exhibit B-1

ITEM	MANUFACTURER	MODEL/TYPE	QTY	BLDG
Paper Cutter	N/A	Manual	1	7300
Pencil Sharpener	N/A		1	7300
Computer Sever w Monitor	N/A	Compaq ML 350	1	7300
Computers/Monitors Desktop	N/A	Dell — OptiPlex GX1	5	7300
Workstations	N/A		5	7300
Workstation Chairs	N/A		5	7300
Desks	N/A	Cherry Wood	5	7300
Desk Chairs	N/A		5	7300
Office Chairs	N/A	Cherry Wood and Fabric	12
File Cabinets	N/A	Metal	25	7300
Office Supply Cabinets	N/A		2	7300
Book Cases	N/A		2	7300
Printer	N/A	HP LaserJet 5 Si	1	7300
Printer	N/A	HP LaserJet 5	1	7300
Radio Phone	Motorolla		19	7300
Office Telephone	Norstar		22	7300
Phone System			1	7300

Exhibit B-2

TOOL	MANUFACTURER	MODEL/TYPE	QTY	BLDG
Blower, Back Pack	Tanaka Pro Force	TBL 4600	1	8
Blower, Hand Held	Tanaka Pro Force	THB 2510	1	9
Compressor, Air	Campbell Hausield	WL660001AJ	1	8
Cutter, Bolt	H.K. Porter	20"	1	8
Cutter, Bolt	Workforce	14"	1	8
Drain Auger, Hand	Ridgid	K3	1	10
Drain Auger, Power	Ridgid	K60SP	1	8
Drain Auger, Power	Ridgid	K375	1	8
Drill Press	Ryobi	DP120	1	8
Drill Sharpener	Drill Doctor	400	1	8
Drill, Cordless	Makita	6095D	1	10
Grease Gun	Plews	Hand Pump	1	4
Grease Gun	Plews	Hand Pump	1	8
Grease Gun	Plews	Hand Pump	1	9
Grease Gun	Plews	Hand Pump	1	10
Grinder	Craftsman	257-192190	1	8
Key Cutting Machine	Speedex	9160MC	1	4
Key Cutting Machine	Speedex	9160MC	1	8
Key Cutting Machine	Speedex	9160MC	1	10
Ladder, 4FT	Louisville	L-3111-04	1	4
Ladder, 4FT	Louisville	L-3111-04	1	10

Exhibit B-3

TOOL	MANUFACTURER	MODEL/TYPE	QTY	BLDG
Ladder, 6FT	Werner	6206	1	4
Ladder, 6FT	Werner	6206	1	5
Ladder, 6FT	Werner	6206	1	9
Ladder, 6FT	Werner	6206	1	10
Ladder, 6FT	Werner	6206	1	11
Ladder, 8FT	Werner	FIA08	1	5
Ladder, 8FT	Werner	FIA08	1	10
Ladder, Extension	Louisville	L3121-16	1	8
Lift, Personnel	Genie Upright	UL-38	1	8
Lift, Personnel	Genie Boom	Z30/20	1	8
Paint, Sprayer	Spraytech	EP2400	1	8
Paint, Sprayer	Graco Line Lazer		1	8
Pump, Gas Power Trash	Teel	IV256 3.5 HP	1	8
Pump, Gas Power Trash	Teel Vanguard	3P955 4in 13 HP	1	8
Ruler, Straight Edge	Johnson Level and Tool Co	J60 40-0569	1	8
Ruler, Straight Edge	Johnson Level and Tool Co	J60 40-0569	1	10
Saw, Circular	Skil	5250:05:00	1	8
Saw, Compound Miter	Dewalt	DW705	1	8
Saw, Hacksaw	Starrett	K153	1	8
Saw, Hacksaw	Starrett	K153	1	10
Saw, Reciprocating	Milwaukee	6390-20	1	8
Socket Set	West Ward	4PM18	1	8
Sprayer, Hand	Round Up	Pro	1	9
Sweeper, Street	American Lincoln	2260	1	8

Exhibit B-4

TOOL	MANUFACTURER	MODEL/TYPE	QTY	BLDG
Tester, Electric	Fluke	32 Clamp/Combo	1	10
Thermometer	Fluke	51 II	1	10
Trailer	EZ GO	TR1705	1	8
Vacuum, Gas Powered	Parker	350850	1	8
Vacuum, Shop	Rigid	16 Gallon	1	10
Vacuum, Shop	Stinger	2 Gallon	1	10
Vise, Machine	Craftsman	391-5186	1	8
Vise, Machine	Harbor Freight Tools	3"	1	8
Vise, Machine	Craftsman	391-5186	1	10
Washer, Pressure	Aladdin	3000PSI	1	8
Washer, Pressure	Honda	GX390-300PSI	1	9
Welder, Electric Arc	Dayton	3Z744B	1	8
Wrench, Set	Westward	4YR25	1	8

Exhibit B-5

EXHIBIT C-1
CERTAIN PERMITTED ENCUMBRANCES
     1. Taxes and assessments which are a lien, but which are not yet billed, or are billed but are not yet due and payable and any assessments not shown on the public record.
     2. Any laws, regulations or ordinances (including, but not limited to, zoning, building and environmental matters) as to the use, occupancy, subdivision or improvement of the Premises adopted or imposed by any governmental agency.

Exhibit C-1

EXHIBIT C-2
TITLE COMMITMENT
[FOLLOWS ON NEXT PAGE]

Exhibit C-2

EXHIBIT D
EXISTING LEASES

Building 1 # 7235	Lease Date
Nextel Communications/Nextel South Corp.
1. Second Amendment to Office Lease	March 4, 2004
2. First Amendment to Office Lease	July 12, 2000
3. Consent to Sublease	April 7, 2003
4. Office Lease	April 28, 1999

Florida Digital Networks, Inc.
1. Commencement Date Addendum	June 1, 2000
2. Office Lease	February 8, 2000

Rockwell Collins, Inc.
1. Second Amendment to Office Lease	October 26, 2004
2. Commencement Date Addendum	April 3, 2000
3. First Amendment to Office Lease	October 21, 1999
4. Office Lease	July 16, 1999

American Building Maintenance
1. First Amendment to Office Lease	September 19, 2003
2. Office Lease	March 20, 2000

Exhibit D-1

Building 2 # 7255	Lease Date
Arellano Construction Company
(Lease will expire 9/30/05 but Tenant is in holdover rent until 12/31/05
1. Third Amendment to Office Lease	June 18, 2002
2. Second Amendment to Office Lease	June 12, 2000
3. First Amendment to Office Lease	June 20, 1996
4. Office Lease	May 15, 1995

Randle-Eastern Ambulance Service
1. Third Amendment to Office Lease	April 22, 2003
2. Second Amendment to Office Lease	December 4, 1996
3. First Amendment to Office Lease	March 12, 1996
4. Amendment to Access Easement Agreement	June 1996
5. Office Lease	March 12, 1996

Protection One Alarms Monitor
1. Office Lease	May 17, 2004

Exhibit D-2

Building 3 # 7245	Lease Date
SL Supply Chain Services International
1. Landlord’s Waiver and Consent	October 19, 2004
2. First Amendment to Office Lease	September 29, 2004
3. Commencement Date Addendum	December 23, 1999
4. Landlord’s Waiver and Consent	November 2, 1999
5. Office Lease	November 2, 1999

Global Cosmetics Company
1. Office Lease	September 1, 2005

Exhibit D-3

Building 4 #7200	Lease Date
Wachovia Bank, N.A.
1. First Amendment to Office Lease	May 2, 2002
2 Office Lease	October 1, 1997

CoreStaff Support Services, Inc.
1. Office Lease	June 8, 2005

CVG International
1. Fifth Amendment to Office Lease	March 4, 2004
2. Fourth Amendment to Office Lease	June 10, 2003
3. Third Amendment to Office Lease	December 13, 2002
4. Second Amendment to Office Lease	January 21, 2000
5. Notice of Sale	April 30, 1999
6. First Amendment to Office Lease	January 2, 1997
7. Letter Amendment dated	January 10, 1996
8. Letter Amendment dated	January 4, 1995
9. Letter Amendment dated	May 23, 1994
10. Office Lease	February 26, 1992

Itautec America, Inc.
1. Second Amendment to Office Lease	July 8, 2004
2. First Amendment to Office Lease	November 1, 2001
3. Notice of Sale	April 30, 1999
4. Commencement Date Addendum	November 11, 1998
5. Office Lease	July 15, 1998

JN Global Productions, Inc.
1. Commencement Date Addendum	October 19, 2004
2. Office Lease	June 18, 2004

Argyle Marketing
1. Commencement Date Addendum	June 15, 2004
Office Lease	May 14, 2004

Rexnord Corporation
1. Second Amendment	January 6, 2005
2. First Amendment to Office Lease	May 13, 2002
3. Office Lease	June 25, 1997

Exhibit D-4

Cargo Brokers International
1. Seventh Amendment to Office Lease	October 4, 2005
2. Sixth Amendment to Office Lease	October 4, 2004
3. Fifth Amendment to Office Lease	September 15, 2003
4. Fourth Amendment to Office Lease	August 12, 2002
5. Third Amendment to Office Lease	September 10, 2001
6. Second Amendment to Office Lease	August 16, 2000
7. First Amendment to Office Lease	October 5, 1999
8. Letter Amendment	July 5, 1999
9. Office Lease	September 2, 1994

Americas Mortgage Source, Inc.
1. Office Lease	October 5, 1999

Star Clippers
1. Office Lease	November 4, 2004

Worldwide Insurance Associates
1. Second Amendment to Office Lease	June 22, 2005
2. First Amendment to Office Lease	June 18, 2005
3. Office Lease	October 5, 1999

Guernica and Gonzalez
1. Office Lease	September 29, 2004

Oriental Logistics Miami, Inc.	July 1, 2004
1. First Amendment to Office Lease	July 11, 2004
2. Office Lease

Heads & Threads International
1. Commencement Date Addendum	April 20, 2004
2. Office Lease	March 24, 2004

Martinez Engineering Group
1. Office Lease	June 24, 2004

Conagra Foods, Inc.
1. Office Lease	September 10, 2003

Rohde & Schwarz, Inc.
1. First Amendment to Office Lease	December 6, 2002
2. Office Lease	July 12, 2000

Exhibit D-5

Mercury Air Group,
1. Second Amendment to Office Lease	December 10, 2004
2. First Amendment to Office Lease	January 21, 2004
3. Office Lease	January 3, 2002

Martin Aviation Group, Inc.
1. Second Amendment to Office Lease	June 17, 2002
2. First Amendment to Office Lease	May 23, 1993
3. Office Lease	July 28, 1992

Seena Sales Corporation
5. First Amendment to Office Lease	November 26, 2003
6. Office Lease	November 8, 2000

Central Billing Bureau, Inc.
1. Office Lease	November 1, 2002

Ross & Baruzzini
1. First Amendment to Office Lease	September 12, 2005
2. Office Lease	July 26, 2004

Brooks Security, Inc. & Security Management Innovations, Inc.
1. Office Lease	July 28, 2005

Multiflora Corporation and Vistaflor Corporation
1. Commencement Date Addendum	August 19,. 2005
2. Office Lease	September 1, 2005

Nihon Kohden America
1. Office Lease	March 30, 2004

Continucare Corporation
1. Office Lease	June 3, 2004

Elo Touchsystems, Inc.
(Tenant will be relocating to 7300 joining Tyco Healthcare)
1. Office Lease	October 12, 2001

Fedex Trade Networks, Inc.
1. Notice of Sale dated	April 30, 1999
2. First Amendment to Office Lease	February 15, 2001
3. Consent to Assignment	February 15, 2001
4. Office Lease	March 6, 1996

Camanchaca, Inc.
1. Letter Amendment	January 30, 2003

Exhibit D-6

2. First Amendment to Office Lease	December 13, 2002
3. Office Lease	April 25, 2001

GM Underwriters, Inc.
1. Office Lease	November 10, 2004

Brooks Security, Inc. & Northern Capital Insurance
1. First Amendment to Office Lease	June 20, 2005
2. Office Lease	November 12, 2004

Lea & Elliot, Inc.
1. Third Amendment to Office Lease	July 19, 2005
2. Notice of Sale	April 30, 1999
3. Letter Amendment	July 5, 1999
4. First Amendment to Office Lease	August 8, 2000
5. Second Amendment to Office Lease	November 17, 2000
6. Office Lease	July 10, 1998

Ameriquest Mortgage
(Lease expired but Tenant is in holdover rent until 10/31/05)
1. Notice of Sale	April 20, 1999
2. First Amendment to Office Lease	January 29, 2002
3. Letter Amendment	April 1, 2002
4. Office Lease	April 8, 1997

Marchon Eyewear, Inc.
1. Office Lease	September 13, 2004

Steris Corporation
1. First Amendment to Office Lease	December 1, 2002
2. Office Lease	January 20, 1999

Cooper Power Systems
1. Office Lease	April 28, 2004

Wachovia Bank (Drive Thru)
1. Office Lease	October 1, 1997

Exhibit D-7

Building #5 7205	Lease Date
Gabriella Rodriguez
1. Consent to Assignment and Assumption of Lease	June 9, 2003
2. First Amendment to Office Lease	December 13, 2002
3. Notice of Sale	April 30, 1999
4. Letter Amendment	March 19, 1999
5. Consent to Assignment and Assumption of Lease Agreement	August 8, 2000
6. Office Lease	February 27, 2998

Delta Care/Dental Health Plan
1. Notice of Sale	April 30, 1999
2. First Amendment to Office Lease	May 13, 2002
3. Office Lease	October 8, 1997

Roanoke Brokerage Services Inc.
1. Second Amendment	February 11, 2005
2. First Amendment to Office Lease	March 1, 2000
3. Office Lease	October 8, 1997

Network Engineering Services, Inc.
1. Office Lease	October 15, 2003

Netco, Inc.
1. Office Lease	February 2, 2004

HR Benefits Services, Inc.
1. First Amendment to Office Lease	July 31, 2004
2. Office Lease	no date 2001

Norman G. Jensen
1. First Amendment to Office Lease	July 19, 2004
2. Office Lease	April 1, 2004

Thomas Miller (Miami), Inc.
1. Third Amendment to Office Lease	August 9, 2005
2. Second Amendment to Office Lease	May 11, 2004
3. First Amendment to Office Lease	May 23, 1998
4. Office Lease	June 15, 1997

Gonzalez & Monteagudo
1. Office Lease	September 29, 2004

Exhibit D-8

Building #5 7205	Lease Date
Cognisa Security, Inc.
1. First Amendment	March 8, 2005
2. Office Lease	March 1, 2000

Clarion Latin America Corp.
1. Second Amendment to Office Lease	March 18, 2004
2. First Amendment to Office Lease	March 25, 2003
3. Office Lease	March 15, 2001

Coverall of South Florida
1. Consent to Sublease	February 14, 2005
2. First Amendment to Office Lease	March 15, 2002
3. Office Lease	April 15, 1998

American Security Administrative Services
1. First Amendment to Office Lease	August 4, 2003
2. Letter Amendment	April 8, 1997
3. Office Lease	March 4, 1999

SCM USA, LLC
1. Office Lease	March 12, 2003

International Managed Care
1. First Amendment to Office Lease	April 18, 2000
2. Second Amendment to Office Lease	October 8, 2002
3. Third Amendment to Office Lease	September 5, 2003
4. Fourth Amendment to Office Lease	December 10, 2003
5. Office Lease	March 31, 1998

McQuay Latin America
1. First Amendment to Office Lease	December 9, 2002
2. Letter Amendment	December 23, 1998
3. Notice of Sale	April 30, 1999
4. Security Deposit Assignment	May 1, 1997
5. Letter Amendment	January 8, 1997
6. Office Lease	October 22, 1997

Health Reinsurance
1. First Amendment to Office Lease	September 5, 2003
2. Office Lease	December 23, 1998

South Atlantic Mortgage
1. Office Lease	July 8, 2004

Exhibit D-9

Building #5 7205	Lease Date
Securitas Security
1. Second Amendment to Office Lease	November 24, 2003
2. First Amendment to Office Lease	March 7, 2003
3. Reimbursement Agreement	April 23, 2004
4. Office Lease	May 11, 2004

Mexicana Airlines
1. Second Amendment to Office Lease	November 14, 2003
2. First Amendment to Office Lease	March 7, 2003
3. Office Lease	August 20, 1997

Soletanche, Inc.
1. Office Lease	September 9, 2004

Interamerican Services, Corp.
1. First Amendment to Office Lease	May 26, 2005
2. Office Lease	July 18, 2002

JL Media, Inc.
1. Notice of Sale	April 30, 1999
2. First Amendment to Office Lease	October 31, 2002
3. Office Lease	June 17, 1997

Exhibit D-10

Building #6 7415	Lease Date
Runway Grill, Inc.
1. Consent to Assignment and Assumption of Lease Agreement	August 8, 2000
2. Notice of Sale	April 30, 1999
3. Third Amendment to Office Lease	April 28, 2000
4. Disclosure Statement	February 21, 1997
5. Second Amendment to Office Lease	August 27, 1998
6. First Amendment to Office Lease	April 7, 1998
7. Office Lease	February 14, 1997

Fiesta Marketing
1. First Amendment to Office Lease	February 23, 2004
2. Office Lease	February 23, 2004

American Standards
1. Commencement Date Addendum	May 13, 2003
2. Fifth Amendment to Office Lease	June 18, 2002
3. Fourth Amendment to Office Lease	March 15, 2001
4. Third Amendment to Office Lease	March 1, 1995
5. Second Addendum to Office Lease	March 8, 1991
6. First Amendment to Office Lease	July 12, 1998
7. Office Lease	December 16, 1985

Note: Lease with American Standards to be terminated.

Uno Money Transfers
1. Guaranty of UnoGroup Holding	August 6, 2001
2. Office Lease	August 16, 2001

Exhibit D-11

Building #7 7400	Lease Date
Parker Hannifin
1. Second Amendment to Office Lease	April 1, 2003
2. First Amendment to Office Lease	March 23, 1998
3. Office Lease	July 20, 1995

TODO 1 Services, Inc.
1. Third Amendment to Office Lease	June 14, 2005
2. Second Amendment to Office Lease	August 6, 2003
3. First Amendment to Office Lease	July 31, 2003
4. Name Change Notice from Florida Secretary of State	March 23, 2001
5. Office Lease	July 12, 2000

Pacific Services
1. Second Amendment to Office Lease	September 15, 2005
2. First Amendment to Office Lease	August 8, 2000
3. Office Lease	April 27, 1995

Danka Industries
1. Second Amendment to Office Lease	February 15, 2001
2. First Amendment to Office Lease	November 8, 2000
3. Notice of Sale	April 30, 1999
4. Letter Amendment	December 16, 1997
5. Letter Amendment	December 11, 1996
6. Office Lease	September 8, 1995

Mazda Motor
1. Office Lease	January 16, 2001

Exhibit D-12

Building #8 7300	Lease Date
Hi-Tech Accounting
1. Office Lease	August 17, 2004

Pan American Bank
1. Office Lease	September 30, 2005

American President Lines
1. Third Amendment to Office Lease	August 8, 2000
2. Second Amendment to Office Lease	April 18, 2000
3. Unconditional Reimbursement Agreement	May 31, 2000
4. First Amendment to Office Lease	June 24, 1999
5. Notice of Sale	April 30, 1999
6. Letter Amendment	March 19, 1999
7. Office Lease	March 16, 1998

Road America Motor Club Inc.
1. First Amendment to Office Lease	July 26, 2005
2. Office Lease	March 12, 2004

Symetra Life Insurance
1. Office Lease	December 1, 2004

Barbara Palacios Design Company, LLC
1. Office Lease	June 24, 2004

Mailcreations.COM, Inc.
1. Second Amendment to Office Lease	August 19, 2003
2. First Amendment to Office Lease	August 12, 2002
3. Office Lease	November 15, 2001

Spectrum Investments Corp.
1. Fourth Amendment to Office Lease	June 17, 2005
2. Consent to Sublease	January 17, 2005
3. Third Amendment to Office Lease	March 19, 2003
4. Second Amendment to Office Lease	October 20, 2001
5. First Amendment to Office Lease	August 9, 2000
6. Office Lease	August 8, 2000

Exhibit D-13

Building #8 7300	Lease Date
Luxottica Sun Corp.
1. Fifth Amendment to Office Lease	March 5, 2003
2. Fourth Amendment to Office Lease	March 1, 2000
3. Notice of Sale	April 30, 1999
4. Addendum to Lease	April 3, 1996
5. Consent to Assignment	April 3, 1996
6. Third Amendment to Office Lease	October 31, 1998
7. Second Amendment to Office Lease	October 22, 1997
8. First Amendment to Office Lease	February 19, 1997
9. Office Lease	October 31, 1994

Independent Order of Foresters
1. Office Lease	February 16, 2005

Tyco Healthcare Group
(Relocation from 7200 & 7650 to 7300 — effective est. 9/1/04)
1. Third Amendment	May 6, 2005
2. Second Amendment	March 4, 2005

Assurant, Inc.
1. Certificate of Merger Letter	February 4, 2004
2. Third Amendment to Office Lease	February 28, 2003
3. Second Amendment to Office Lease	January 1, 2002
4. First Amendment to Office Lease	January 14, 2000
5. Office Lease	April 30, 1999

South Florida Employment & Training
1. First Amendment to Office Lease	June 1, 2003
2. Office Lease	December 6, 2002

Parsons Brickerhoff
1. First Amendment to Office Lease	September 15, 2005
2. Office Lease	July 3, 2002

Systems Union, Inc.
1. Office Lease	July 2, 2001

Gannett Fleming, Inc.
1. Commencement Date Addendum	January 9, 2002
2. Office Lease	December 6, 2002

GE Seaco America, LLC
1. First Amendment to Office Lease	March 15, 2001
2. Office Lease	September 10, 1997

Cuba Travel Services, Inc.
1. Consent to Sublease	May 26, 2005

Exhibit D-14

Building #8 7300	Lease Date
2. Office Lease	May 13, 2002

Pinnacle International Investments, Inc.
1. Office Lease	September 10, 2003

Fortis Benefits Inc. Co.
1. Office Lease	February 20, 2003

Spectrum Investments Corp
1. Consent to Sublease	January 17, 2005
2. Third Amendment to Office Lease	March 19, 2003
3. Second Amendment to Office Lease	August 6, 2002
4. First Amendment to Office Lease	August 9, 2000
5. Office Lease	August 8, 2000

HWE (Americas) LLC
1. Notice of Default	May 6, 2005
2. Consent to Sublease	March 31, 2003
3. Sublease	March 31, 2003
4. Guaranty of Henry Walker Group	August 14, 2001

Exhibit D-15

Building #9 7600	Lease Date
Neighborhood Health Partnership
1. Ninth Amendment to Office Lease	May 20, 2003
2. Eighth Amendment to Office Lease	February 20, 2003
3. Seventh Amendment to Office Lease	April 1, 2002
4. Consent to Assignment	June 19, 2002
5. Sixth Amendment to Office Lease	January 29, 2001
6. Fifth Amendment to Office Lease	May 24, 2001
7. Fourth Amendment to Office Lease	April 18, 2000
8. Third Amendment to Office Lease	December 11, 1998
9. Notice of Sale	April 30, 1999
10. Second Amendment to Office Lease	January 22, 1998
11. First Amendment to Office Lease	November 5, 1997
12. Office Lease	October 31, 1996

Parson Transportation Group
1. Substantial Completion Letter	January 10, 2003
2. Guarantee of Patent Company	August 29, 2002
3. Office Lease	September 13, 2002

General Electric Company
1. Reimbursement Agreement	August 1, 2003
2. Office Lease	December 1, 2003

Exhibit D-16

Building #10 7650	Lease Date
Tyco Healthcare Group
1. Second Amendment to Office Lease	March 4, 2005
2. First Amendment to Office Lease	June 24, 1999
3. Notice of Sale	April 30, 1999
4. Office Lease	June 15, 1998

The Group Advance Marketing
1. Commencement Date Addendum	January 16, 2004
2. Office Lease	December 31, 2003

Trane Central America, Inc.
1. Third Amendment to Office Lease	July 26, 2004
2. Second Amendment to Office Lease	May 21, 2004
3. Subordination, Nondisturbance and Attorney Agreement	April 29, 2004
4. Notice of Sale	April 30, 1999
5. First Amendment to Office Lease	August 20, 1999
6. Office Lease	May 24, 1996

Ricoh Latin America
1. Second Amendment to Office Lease	October 7, 2003
2. Unanimous written consent of directors of Ricoh Corporation	April 14, 1997
3. First Amendment to Office Lease	April 20, 1999
4. Office Lease	April 22, 1997

URS Corporation
1. Second Amendment	February 22, 2005
2. First Amendment	June 19, 2003
3. Office Lease	October 31, 2002

Bellsouth Telecommunications
1. Fourth Amendment to Office Lease and Consent to Assignment	June 28, 2001
2. Third Amendment to Office Lease	October 20, 2000
3. Notice of Sale	April 30, 1999
4. Second Amendment to Office Lease	January 21, 2000
5. First Amendment to Office Lease	January 11, 1999
6. Disclosure Statement	November 30, 1996
7. Office Lease	November 27, 1996

Exhibit D-17

Building #10 7650 and #11 7665	Lease Date
Norwegian Cruise Lines, Ltd.
1. Fourth Amendment to Office Lease	June 1, 2005
2. Third Amendment to Office Lease	August 30, 2004
3. Second Amendment to Office Lease	March 18, 2003
4. Consent to Assignment	February 25, 2002
5. First Amendment to Office Lease	March 24, 1997
6. Office Lease	September 1996

Exhibit D-18

EXHIBIT E
EXISTING AGREEMENTS

Schedule of Service Contracts	AIRPORT CORPORATE CENTER
7200-7665 Corporate Center Drive
Miami, Fl 33126

								Monthly	Annual	Contract
								Value Dollar	Dollar Value	Roll-Over or
Services Covered		Vendor			Start Date of	Term of		of Contract	of Contract	Extension
By Contract	Vendor Name	Address	Vendor Contact	Phone #	Contract	Contract	Expiration Date	(Approx.)	(Approx.)	(Yes/No)
Janitorial	ABM	7235 N.W. 19	Noel Perez	786-229-7117		M-M	M-M	$66,000	$792,000	No
		St Bay H, Miami Fl
		33126

Security	Allied Barton	14750 NW 77th	Darriel	305-819-3881		M-M	M-M	$57,000	$684,000	No
		Court, Suite	Prestegard
		330, Miami
		Fl 33016

Fire Sprinklers	A-1 Fire d/b/a All	504 NW 190	Jan Folk	305-653-1142		M-M	M-M		$4,500	No
	Fire	Street Miami,		305-653-4380						No
		FL 33179

Liebert	AirTech Air	7805 NW 55	Mike Jaffe	305-592-5780		M-M		$285	$3,420	No
Maintenance-	Condition	Street Miami,
Fortis		FL 33166

Monitoring	King III	751 Canyon Drive,		800-354-6473	1/24/2004	1 Year	30-day	$593	$7,116	Yes
Elevator Phones		Suite 100					Cancellation
4,5,8,9,10,11		Coppell, TX
		75019

Trash Disposal	BFI	7650 NW 190		305-638-3800		M-M		$4,500	$54,000	No
		Street Miami,
		FL 33179

Exhibit E-1

Schedule of Service Contracts	AIRPORT CORPORATE CENTER
7200-7665 Corporate Center Drive
Miami, Fl 33126

								Monthly	Annual	Contract
								Value Dollar	Dollar Value	Roll-Over or
Services Covered		Vendor			Start Date of	Term of		of Contract	of Contract	Extension
By Contract	Vendor Name	Address	Vendor Contact	Phone #	Contract	Contract	Expiration Date	(Approx.)	(Approx.)	(Yes/No)
HVAC	Brophy Air	2950 SW 28th		305-444-6404			30-day	$510	$6,120	No
Todo 1 & AMR		Lane Miami FL					Cancellation
		33133

Trash Disposal	Waste Tech	7003 Chadwick		615-790-6808	11/1/2002		30-day	$1,200	$14,400	Yes
Consultant		Drive, Suite					Cancellation
		280
		Brentwood, TN
		37027

Paper Recycling	Caribbean Fibers,	P.O. Box	Jorge Barreto	305-525-4866	4/9/2002	1 year	30-day	$140	$1,680	Yes
	Inc.	822643 Miami,					Cancellation
		FL 33082

Uniform	Cintas Uniform	1111 NW 209	Richard Chamberlain	954-538-9220	M-M	M-M	M-M	$530	$6,360
Maintenance		Avenue
		Pembroke
		Pines, FL
		33029

Window Washing	Cliffhangers	5561 NW 74	Roberto Calderin	305 887-0700	M-M	M-M	M-M		$43,000	Yes
		Ave. Miami, Fl
		33166

Internet-T-1 Line	Florida Digital	P.O. Box		305-468-1040		M-M	M-M	$900	$10,800
		862172 Miami,
		FL 32886-2172

Copier & Fax	GE Capital							$656	$7,872

UPS Maintenance	Liebert Global	PO Box 70474							$28,877	Yes
	Services,	Chicago, IL
	Buildings 9, 10 & 11	60673-011

Exhibit E-2

Schedule of Service Contracts	AIRPORT CORPORATE CENTER
7200-7665 Corporate Center Drive
Miami, Fl 33126

								Monthly	Annual	Contract
								Value Dollar	Dollar Value	Roll-Over or
Services Covered		Vendor			Start Date of	Term of		of Contract	of Contract	Extension
By Contract	Vendor Name	Address	Vendor Contact	Phone #	Contract	Contract	Expiration Date	(Approx.)	(Approx.)	(Yes/No)
Elevator Maintenance - Bldg 9	ThyssenKrupp	7481 NW 66th Street		305-592-7722		M-M		$2,250	$27,000

Fire Extinguishers	Alpha Fire					M-M	M-M		$1,100
	Equipment

Golf Cart Lease Agreement	Nasrep Leasing							$1,323	$15,876

Elevator Service	Otis Elevator	1151 NW		305-626-3522	1/1/2001	M-M	12/31/2005	$11,800	$141,600
Bldgs 4,5,8,10,11		159th Drive

Postage Machine	Pitney Bowes			800-659-2555	M-M	M-M	M-M	$250	$3,000

Postage Machine	Purchase Power			800-659-2555	M-M	Quarterly	M-M	$583	$2,332

Printer Maintenance	Saxon Business Avenue	13925 NW 60th		305-362-0100	M-M	M-M	M-M	$246	$2,952

Control Access	Siemens	10111 Business		954-442-6200				$4,452	$53,424
Monitoring 4, 5,		Drive Miramar,
8,9,10,11		FL 33025

Fire Panel Service	Simplex	3801		954-862-5256		Payment			$30,413
		Commerce				in Jan &
		Parkway				June

Exterior Landscaping	Southern Services	8721 SW 126th	Thomas Sirak	786-586-5994	M-M	M-M	M-M	$23,000	$276,000
		Terrace

Interior Plant	Southern Services	8721 SW 126th	Thomas Sirak	786-586-5994	M-M	M-M	M-M	$1,045	$12,540
Maintenance		Terrace

Exhibit E-3

Schedule of Service Contracts	AIRPORT CORPORATE CENTER
7200-7665 Corporate Center Drive
Miami, Fl 33126

								Monthly	Annual	Contract
								Value Dollar	Dollar Value	Roll-Over or
Services Covered		Vendor			Start Date of	Term of		of Contract	of Contract	Extension
By Contract	Vendor Name	Address	Vendor Contact	Phone #	Contract	Contract	Expiration Date	(Approx.)	(Approx.)	(Yes/No)
Granite Floor Polishing Buildings 4,5,8,9,10,11	Stuart Dean Co.		Mary Ann Degan	305-652-9595				$3,177	$38,124

Emergency Generator	TAW Power	440 South 78th	Service Dept	954-977-0202	M-M	M-M	M-M
Maintenance	Systems	Street Miami, FL

Chiller and Cooling	Trane	7415 Corporate		305-592-0672	M-M	M-M	M-M		$120,000
Tower Maintenance		Center Drive

Water Treatment	Triton		Richard Nelson				30-day Cancellation	$900	$10,800	Yes

Pest Control	Truly Nolen	6135 NW 167th	Jack	305-823-2847	M-M	M-M	M-M	$1,235	$14,820
		Street

Trash Disposal-	Waste Management	2125 NW 10th		305-471-4444	M-M	M-M	M-M	$2,300	$27,600
Bldg 11		Court Miami,
		FL 331127

Letter of Credit Parcel 12	Wachovia Bank								$225	No

Trash Disposal	Waste Tech	7003 Chadwick		615-790-6808	11/1/2002		30-day	$1,200	$14,400	Yes
Consultant		Drive, Suite 280					Cancellation
		Brentwood, TN
		37027

Exhibit E-4

EXHIBIT F
ASSIGNMENT AND ASSUMPTION OF LEASES
     AGREEMENT dated as of this                      day of                                         , 2005 by and between MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED LIABILITY COMPANY (the “Assignor”) and                                                              , having an office at                                                                                  (collectively, the “Assignee”).
STATEMENT OF FACTS
     By Agreement of Sale dated                                          , 2005 (the “Agreement of Sale”), Assignor agreed to sell, and Assignee agreed to purchase, the premises known as the Miami Airport Corporate Center located in Miami, Florida (herein the “Premises”). Capitalized terms used but not separately defined herein shall have the meaning provided in the Agreement of Sale.
     By deed of even date herewith, the Assignor has conveyed the Premises to Assignee.
     The Premises have been conveyed to Assignee subject to the rights of certain tenants pursuant to their respective leases. Assignor now desires to assign to Assignee, and Assignee desires to assume, all right, title, interest and obligations of Assignee, as landlord under said leases, including without limitation, the security deposits thereunder.
TERMS
     NOW THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, lawful money of the United States in hand paid, each to the other, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto agree as follows:
     1. Assignor hereby assigns unto the Assignee all of the Assignor’s right, title and interest in and to the following:
          (i) All spaces leases (the “Space Leases”) affecting the Premises in effect as of the date hereof, including, without limitation the Space Leases described in Schedule “A” annexed hereto and made a part hereof; and
          (ii) All security deposits together with all accrued interest thereon held by Assignor under the Space Leases as set forth in Schedule “B” annexed hereto and made a part hereof.
     TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns, from the date hereof, subject to the terms, covenants, conditions and provisions therein contained.
     2. By its execution hereof, Assignee hereby acknowledges receipt of: (i) sufficient originals and/or copies of the Space Leases, and (ii) all of the security deposits.
Exhibit F-1

     3. This assignment is made without warranty or representation by, or recourse against the Assignor of any kind whatsoever, except (a) to the extent, if at all, specifically set forth in the Agreement of Sale with respect to the Space Leases and to the extent, if at all, the Agreement of Sale expressly provides that any of the warrantees or representations set forth therein with respect to the Space Lease are to survive the closing thereunder, and (b) that Assignor warrants to Assignee that Assignor is the owner of the lessor’s interest in the Space Leases and has not conveyed or encumbered its interest in the Space Leases to any party other than the holder of the Existing Loan.
     4. The Assignee hereby assumes the performance of all of the terms, covenants and conditions of the Space Leases herein assigned by the Assignor to the Assignee arising from and after the date hereof and hereby agrees to perform all of the terms, covenants and conditions of the Space Leases arising from and after the date hereof; all with the full force and effect as if the Assignee had signed the Space Leases originally as the landlord named therein.
     5. (a) Assignor agrees to indemnify, defend and hold Assignee harmless for, from and against any and all liabilities, claims, demands, damages and causes of action that may now or hereafter be made or asserted against Assignee arising out of or related to the Leases and/or acts or omissions of Assignor arising prior to the date of this Agreement; provided however that specifically excluded from this indemnity are claims relating to the physical nature of the Properties and claims for brokerage commissions, tenant improvement costs and other leasing costs relating to Leases in effect prior to the date hereof and for which Assignee has assumed responsibility pursuant to the terms of the Agreement of Sale.
     (b) Assignee agrees to indemnify, defend and hold Assignor harmless from and against any and all liabilities, claims, demands, damages and causes of action that may now or hereafter be made or asserted against Assignor arising out of or related to the Leases and/or acts or omissions of Assignee arising after the date of this Agreement.
     6. Assignee does hereby for itself, and its legal representatives, heirs, successors and assigns (a) agree to hold and apply all security deposits delivered to Assignee or credited to Assignee in accordance with the terms of the respective leases and/or tenancies pursuant to which the same was initially deposited, and (b) indemnify and save harmless the Assignor, the Seller’s Property Manager, and, as the case may be, their respective parent, affiliated and subsidiary entities and all of their respective members, partners, trustees, shareholders, directors, officers, employees and agents and each of their respective heirs, legal representatives, successors and assigns from and against any and all claims, loss, damage, liability or expense (including without limitation, reasonable attorneys’ fees and expenses) as a result of Assignee’s acts arising after the date hereof, asserted by any of said tenants or any person or persons claiming under any of them with respect to any such security deposits or Space Leases.
     7. Each party agrees that it will make, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as the other party shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring, assuming and confirming unto such other party the rights and obligations hereby conveyed or assigned or intended and assumed now, or for carrying out the intention or facilitating the performance of the terms of this Agreement.
Exhibit F-2

     8. This instrument may be executed in counterparts.
Exhibit F-3

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

ASSIGNOR:

MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED LIABILITY COMPANY

By:	MIAACCIV, LLC,
its managing member

By:
Name:
Title:

ASSIGNEE:

By:

Name:
Title:
Exhibit F-4

SCHEDULE A
SPACE LEASES
Exhibit F-5

SCHEDULE B
SECURITY DEPOSITS
Exhibit F-6

EXHIBIT F-1
GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT, made and entered into as of this                      day of                                         , 2005, MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED LIABILITY COMPANY, a Delaware limited liability company, having an office c/o GE Asset Management Incorporated, 3003 Summer Street, Stamford Square, Stamford, Connecticut 06905 (“Assignor”) and                                                             , a                                         , having an address at                                                             (“Assignee”).
W I T N E S S E T H:
     That Assignor for ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby conveys, grants, bargains, sells, transfers, sets over, assigns, releases, delivers and confirms to Assignee all of Assignor’s right, title and interest in and to: (i) the agreements, documents and instruments identified on Exhibit “A” hereto (the “Existing Agreements”), and (ii) to the extent transferable, all other documents, instruments, licenses, permits and guaranties, if any, which relate to the Premises being conveyed to Assignee by Assignor on the date hereof.
     Assignee hereby (i) expressly assumes the obligation for the performance of any and all of the obligations of Assignor under the Existing Agreements in respect of the period on or after the date hereof (the “Indemnified Matters”) and (ii) indemnifies, defends and holds harmless Assignor and the Seller’s Property Manager and each of their respective parent, affiliated or subsidiary entities and all of their respective members, managers, partners, trustees, shareholders, directors, officers, employees and agents (herein, collectively the “Indemnified Parties”) from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys’ fees and disbursements) relating to the Indemnified Matters. Assignor hereby agrees to indemnify, defend and hold Assignee harmless from and against claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys’ fees and disbursements) relating to the obligations of Assignor under the Existing Agreements in respect of the period prior to the date hereof.
     Terms not defined herein shall have the meanings ascribed thereto in the Agreement of Sale dated                                         , 2005 between Assignor and Assignee (“Agreement of Sale”).
     This Assignment and Assumption shall inure to the benefit of all parties hereto and their respective heirs, successors and assigns. The provisions of this Agreement shall survive the Closing.
     The Indemnified Parties shall be deemed a third-party beneficiary of this Agreement and may enforce the same against Assignee.
     This instrument may be executed in counterparts.

     THIS ASSIGNMENT IS MADE WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WHATSOEVER EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE AGREEMENT OF SALE.
     IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption as of the day and year first above written.

ASSIGNOR:

MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED LIABILITY COMPANY

By:	MIAACCIV, LLC,
its managing member

By:

Name:
Title:

ASSIGNEE:

By:
,
a

By:

Name:
Title:

EXHIBIT G
LEASING COMMISSIONS AND TENANT IMPROVEMENTS COSTS
AIRPORT CORPORATE CENTER
OUTSTANDING COMMISSIONS AS OF OCTOBER 5, 2005

				OUTSTANDING
	TOTAL	PAID	OUTSTANDING	COMMISSION
TENANT	COMMISSION	COMMISSION	COMMISSION	DUE DATE	COMMENTS
PanAmerican Bank	$112,297.50	$0.00	$112,297.50	1st half - 10/15/05 2nd half - 2/1/06	1st half commission due 10/15/05. 2nd half commission payment is due upon commencement of the lease term on 2/1/06.

Cargo Brokers International	$1,631.20	$0.00	$1,631.20	10/15/2005	Total commission due 10/15/05.

Pacific Services & Trading	$11,308.64	$0.00	$11,308.64	10/1/2005	Outstanding commission invoiced 10/3/05. Payment being processed.

Spectrum Investments	$33,690.53	$16,845.27	$16,845.27	10/1/2005	Outstanding Commission invoiced 10/3/05. Payment being processed.

Worldwide Insurance	$1,942.21	$971.11	$971.11	11/1/2005	Outstanding commission due upon commencement of the renewal term on 11/1/05.

Lea + Elliott	$9,975.33	$4,987.67	$4,987.67	12/1/2005	Outstanding commission due upon commencement of the renewal term on 12/1/05.

Ross & Baruzzini	$6,766.20	$0.00	$6,766.20	1st half - 9/15/05 2nd half - 1/1/06	1st half invoiced 9/19/05. Payment being processed. 2nd half commission payment is due upon completion of the tenant improvements and occupancy by Tenant of the premises estimated to be 1/1/06.

Tyco Healthcare Group	$127,144.74	$63,572.37	$63,572.37	12/1/2005	Outstanding Commission reflects 2nd half commission payment which is due upon completion of the tenant improvements and occupancy by Tenant of the premises estimated to be 12/1/05.

Tyco Healthcare Group	$42,488.43	$21,244.22	$21,244.22	12/1/2005	Outstanding Commission reflects 2nd half commission payment which is due upon completion of the tenant improvements and occupancy by Tenant of the premises estimated to be 12/1/05.

NCL	$5,930.16	$2,965.08	$2,965.08	4/1/2007	NCL currently subleases the premises from BellSouth. Outstanding Commission reflects 2nd half commission payment which is due upon BellSouth's lease expiration and commencement of NCL's lease of the premises.

Note:

The above list includes commission due relative to leases that have been executed as of 10/5/05. The list does not include commissions relative to pending leases nor does it include commissions that would be due relative to options contained in existing leases.

Exhibit G-1

Schedule of Tenant Improvement Allowance Outstanding Balances as of October 5, 2005

Tenant	Bldg/Suite	TI Allowance	Paid	Balance Due
Symetra Life Insurance Co.	7300/205	$115,710.00	$94,289.53	$21,420.47
Rockwell Colllins	7235/FGH	$608,888.00	$0.00	$608,888.00
Tyco Healthcare Group	7300/312	$303,800.00	$1,007.50	$302,792.50
Spectrum Investment	7300/304	$32,417.00		$32,417.00
3rd Floor Bldg 8 Corridor	3rd Floor	$25,000.00	$0.00	$25,000.00
2nd Floor Bldg 8 Corridor	2nd Floor	$29,221.00	$17,803.50	$11,417.50
NCL Ltd.	7650/110, 300,500	$245,116.41	$58,399.00	$186,717.41
Parson Brinckerhoff	8/201	$1,555.00		$1,555.00
Pacific Services	7/D	$12,880.00		$12,880.00
Ross & Baruzzini	5/501	$67,125.00		$67,125.00
PanAmerican Bank	8/102	$264,273.45		$264,273.45
TOTAL				$863,652.88

Exhibit G-2

EXHIBIT H
TENANT ESTOPPEL CERTIFICATE
FORM OF TENANT ESTOPPEL LETTER
ESTOPPEL LETTER

[Buyer]	[Lender]

Re:	Confirmation of Lease Agreement for premises at Corporate Center Drive, Miami, Florida (the “Premises”) forming part of Airport Corporate Center (the “Property”)
Ladies and Gentlemen:
     At the request of Miami RPFIV Airport Corporate Center Associates Limited Liability Company, a Delaware limited liability company (“Landlord”) the undersigned hereby certifies to you and agrees as follows recognizing that you will rely on the information contained herein:
2.	The undersigned is the tenant under a Lease dated for premises located at Corporate Center Drive, Miami, Florida, which lease has been amended by the following amendments (the “Lease”):

[insert]

3.	The Lease is in full force and effect and has not been amended, modified, supplemented for superseded (except as specifically stated above), and together herewith constitutes the entire agreement between the undersigned and Landlord with respect to the Premises. There is no other agreement (except for the agreements contained herein) between the undersigned and the Landlord with respect to the Premises or any other space at the Property.

4.	Neither the undersigned nor the Landlord is in default under the Lease. There is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease.

5.	The undersigned has not received notice and is not aware of any prior transfer, assignment, hypothecation or pledge by Landlord or of any of Landlord’s interest in the Lease, except to you.

6.	The monthly base or minimum rent due under the lease is $ . Tenant has fully paid all base rent, additional rent and other sums due and

Exhibit H-1

payable under the Lease through , 2005. Tenant has not paid any rent more than one month in advance.
7.	There are no actions, voluntary or otherwise, pending or, to the best knowledge of the undersigned, threatened against the undersigned under the bankruptcy, reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

8.	The undersigned has accepted possession of, and commenced normal business operations at the entire premises; the term of the Lease has commenced; the undersigned has commenced the payment of rents for all space subject to the Lease; and the expiration date of the Lease is .

9.	All work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any work performed by Landlord or the undersigned have been paid in full.

10.	Tenant has paid to Landlord a cash security deposit in the amount of $ . {Tenant has delivered to Landlord a security deposit in the form of a letter of credit in the amount of $ .] [Identify by instrument number, date, issuing bank, and named beneficiary.] The security deposit delivered by Tenant to Landlord is non-interest bearing. Of such deposit $ remains on deposit with Landlord [and the current amount available to be drawn under such letter of credit is $ .]

11.	Except as provided in Schedule 1, Tenant has not assigned or encumbered or entered into a sublease for any portion of the Premises and no person or firm other than Tenant, its subtenants or assignee and their respective employees is in possession of the Premises or any portion thereof.

12.	Except as provided in the Lease, Tenant does not have any options or rights to renew or expand the Lease nor lease any additional space in the Property.

13.	The undersigned has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property.

14.	Neither the undersigned Tenant nor the Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease.

Exhibit H-2

15.	The correct name and mailing address of Tenant for notice purposes under the Lease is as follows:

Attn:

Copy to:

Attn:

16.	Tenant understands that this Certificate is required in connection with Buyer’s acquisition of the Property, and Tenant agrees that Buyer and its lenders, successors and/or assigns (including, without limitation, Buyer’s Lender, any other parties providing financing of any type or equity in connection with Buyer’s acquisition of the Property, and their respective successors and/or assigns) will, and will be entitled to, rely on the truth of this Certificate.

17.	The party executing this Certificate on behalf of Tenant represents that he/she has been duly authorized to do so on behalf of Tenant.

Very truly yours,

[NAME OF TENANT]

By:

Name:
Title:

Exhibit H-3

EXHIBIT I
PENDING LITIGATION
     None.

EXHIBIT J
SPECIAL WARRANTY DEED
DEED
This instrument was prepared by:

When Recorded Return to:

Property Appraiser’s
Parcel Identification No.
SPECIAL WARRANTY DEED
This Special Warranty Deed made the                      day of                                          2005, by Miami RPFIV Airport Corporate Center Associates Limited Liability Company, a Delaware limited liability company, hereinafter called the grantor, to                                         , a                                         , hereinafter called the grantee:
     Wherever used herein the terms “grantor” and “grantee” include all the parties to this Instrument and the heirs, legal representatives and assigns of individuals, and the successors and assigns of corporations or partnerships.
     Witnesseth: That the grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, receipt whereof is hereby acknowledged, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto the grantee all that certain land situate in Miami-Dade County, State of Florida, being more particularly described on Exhibit “A” attached hereto and made a part hereof.
     Together, with all tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.
     Under and Subject to the matters referenced on Exhibit “B” attached hereto and made a part hereof, but reference thereto shall not serve to reimpose the same.
     To Have and to Hold, the same in fee simple forever.
     And the grantor hereby covenants with the grantee that the grantor is lawfully seized of the Property in fee simple; that the grantor has good right and lawful authority to sell and convey the Property and hereby warrants the title to said land and will defend the same against the lawful claims of all persons claiming by, through or under the said grantor, but not otherwise, subject as aforesaid.

     In Witness Whereof, the said grantor has hereunto set its hand and seal the day and year first above written.

Signed, sealed and delivered in the presence of:		MIAMI RPFIV AIRPORT CORPORATE ASSOCIATES LIMITED LIABILITY COMPANY

Witness:

	Print Witness Name	By:	MIAACCIV, LLC,
its managing member

Witness:		By:

	Print Witness Name:			, Vice President

Address of Grantor:

c/o GE Asset Management
Incorporated
3003 Summer Street
P.O. Box 7900
Stamford, Connecticut 06905

Address of Grantee:

STATE OF	:
	:	ss.
COUNTY OF	:
The foregoing instrument was acknowledged before me this                      day of                     , 2005, by                     , in his capacity as the Vice President of MIAACCIV, LLC, a Delaware limited liability company, managing member of MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED LIABILITY COMPANY, a Delaware limited liability company, on behalf of said limited liability company and as managing member of MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED LIABILITY COMPANY, who is known to me or has produced                      (a driver’s license) as identification.

Notary Signature

Notary Printed Signature

Notary Public Serial Number:

My Commission Expires:

EXHIBIT A
SCHEDULE “A”
TO EXHIBIT “J”

EXHIBIT K
BILL OF SALE
     THIS BILL OF SALE is made as of the                      day of                     , 200___, from MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Seller”), to                                                                                 , a                                         (“Buyer”).
R E C I T A L S:
     WHEREAS, contemporaneously with the execution and delivery of this Bill of Sale, Seller has sold and conveyed to Buyer all of Seller’s right, title and interest and estate in and to the real property described in Exhibit “A” attached hereto and made a part hereof and all buildings, structures and improvements located thereon by Deed of even date herewith (all of such buildings, structures, improvements and real property collectively hereinafter referred to as the “Real Property”); and
     WHEREAS, as a part of the consideration for the conveyance of the Real Property, Seller has agreed to convey to Buyer Seller’s interest in the items of personal property, if any, that are owned by Seller and located in and on and used in connection with, the Real Property;
     NOW, THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller does hereby (a) sell, assign, and convey to Buyer (without any representation or warranty whatsoever) Seller’s right, title and interest, if any, in and to the personal property, if any, that is owned by Seller, located at the Real Property and used in connection with the management or operation of the Real Property (whether or not any such items constitute “personal property” or “fixtures” as a matter of state law) including, without limitation, the items listed on Exhibit “B” attached hereto and (b) quit claim and release to Buyer, to the extent existing and assignable, Seller’s right, title and interest (if any) in the trade names, plans and specifications, construction warranties and guaranties, tenant records, and like personal property, in the possession of Seller which directly relate to the Real Property, subject in both cases to matters of public record and to rights of tenants under written leases in effect on the date hereof.
     TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, forever.
     This Bill of Sale shall be binding upon and shall inure to the benefit of Seller, Buyer and their respective successors and assigns.
     This Bill of Sale shall be governed by and construed in accordance with the laws of the State where the Real Property is located.

Exhibit K-1

     NOTWITHSTANDING ANYTHING CONTAINED IN THIS BILL OF SALE TO THE CONTRARY, THIS BILL OF SALE IS SUBJECT TO ALL DISCLAIMERS AND QUALIFICATIONS BY SELLER AND ALL ENCUMBRANCES SET FORTH IN THE AGREEMENT OF SALE DATED                     , 2005 WITH RESPECT TO THE PERSONAL PROPERTY, AND SUCH DISCLAIMERS, QUALIFICATIONS AND ENCUMBRANCES ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF.
     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly signed as of the day and year first written above.

MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED LIABILITY COMPANY

By:	MIAACCIV, LLC,
its managing member

By:
Name:
Title:

Exhibit “A”	—	Real Property Description

Exhibit “B”	—	Personal Property

Exhibit K-2

EXHIBIT L
FIRPTA CERTIFICATION
     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:
     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
     2. Transferor’s U.S. taxpayer identification number is                                         ; and
     3. Transferor’s office address is:
3003 Summer Street
P.O. Box 7900
Stamford, Connecticut 06905
     Transferor understands that the above information may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
     Under penalties of perjury, I declare that I have examined this instrument and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED LIABILITY COMPANY

By:	MIAACCIV, LLC, its
managing member

By
Name:
Title:
Dated: ____________, 2005

Exhibit L-1

EXHIBIT M
(LETTERHEAD)
FORM OF NOTICE TO TENANTS
                                        , 200___
CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Tenant Name
Tenant Address

Re:	Sale of Property — Miami Airport Corporate Center, Miami, Florida Lease Agreement dated by and between (“Tenant”) and (“Landlord”)
     Dear                                                             :
     As required in the Notice Provision of your Lease Agreement, notice is hereby given that effective                                                             , 200___Miami Airport Corporate Center Associates Limited Liability Company has sold the Property to                                                             . All future rental payments should be sent as follows:

Make checks payable to:

Mail payment to:

     Please contact your insurance agent immediately and instruct them to change the name of the Additional Insured as required in your Lease Agreement to reflect the new owner,                                         , and promptly forward to the address noted below.
     All future correspondence regarding terms and conditions relative to your Lease Agreement should be directed as shown below:

Exhibit M-1

Management Company:

Telephone Number:

Telefax Number:

Property Manager:

     All of the Landlord’s interest in your lease will be held by the new owner,                                         , including transfer and recognition of your security deposit (if any). The new owner has assumed the obligations of the landlord under your Lease Agreement and will from and after the date hereof be responsible for such deposit.
     Should you have any questions, please feel free to contact                                         ,                                         at                                         .

Very truly yours,

SELLER:

MIAMI RPFIV AIRPORT CORPORATE CENTER ASSOCIATES LIMITED LIABILITY COMPANY

By

Authorized Representative

BUYER:

By

Name: Title:

Exhibit M-2

EXHIBIT N
EXISITING LOAN TRANSFER CONDITIONS
          8.3 SALE/ENCUMBRANCE DEFINED.
          (a) . . . . .
          (b) . . . .
          (c) Notwithstanding anything to the contrary contained herein, and in addition to the transfers permitted hereunder, following the sale of the Loan in a securitization, Lender’s consent to a one-time sale, assignment, or other transfer of the Property shall not be withheld provided that Lender receives forty-five (45) days prior written notice of such transfer and no Event of Default has occurred and is continuing, and further provided that, the following additional requirements are satisfied:
1.	Borrower shall pay Lender a transfer fee equal to $250,000;

2.	Borrower or the proposed transferee (the “Transferee”) shall pay any and all out-of-pocket costs incurred in connection with the transfer of the Property (including, without limitation, Lender’s counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (x) below);

3.	The Transferee or Transferee’s Principals (hereinafter defined) must have demonstrated expertise in owning and operating properties similar in location, size and operation to the Property, which expertise shall be reasonably determined by Lender. The term “Transferee’s Principals” shall include Transferee’s (A) managing members, general partners or principal shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a 15% or greater interest in Transferee;

4.	Transferee and Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;

5.	Transferee, Transferee’s Principals and all other entities which may be owned or controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed transfer of the Property;

6.	Transferee shall assume all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender and, if required by Lender, one or more Transferee’s Principals having an aggregated net worth and liquidity reasonably acceptable to

Exhibit N-1

Lender shall execute in favor of Lender a Guaranty of Recourse Obligations and Environmental Indemnity Agreement in form acceptable to Lender;

7.	There shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principals or Related Entities which is not reasonably acceptable to Lender;

8.	Transferee, Transferee’s Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other indebtedness in a manner which is not reasonably acceptable to Lender;

9.	Transferee and Transferee’s Principals must be able to satisfy all the covenants set forth in Sections 4.2 and 5.9 of this Security Instrument, no Event of Default or event which, with the giving of notice, passage of time or both, shall constitute an Event of Default, shall otherwise occur as a result of such transfer, and Transferee and Transferee’s Principals shall deliver (A) all organization documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, (B) all certificates, agreements and covenants reasonably required by Lender and (C) such opinions of counsel as may be required by Lender or the Rating Agencies, including but not limited to a substantive non-consolidation opinion in form and substance, and issued by a law firm, acceptable to Lender and the Rating Agencies;

10.	The Rating Agencies selected by Lender shall confirm in a manner acceptable to Lender that such transfer shall not result in the downgrade, qualification or withdrawal of any ratings then assigned by such Rating Agencies to any class of Securities; and

11.	Borrower or Transferee shall deliver, at its sole cost and expense, an endorsement to the existing title policy insuring the Security Instrument, as modified by the assumption agreement, as a valid first lien on the Proper and naming the Transferee as owner of the Property, which endorsement shall insure that, as of the date o the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the title policy issued on the date hereof or which have been approved by Lender in writing.
     Immediately upon a transfer of the Property to such Transferee and the satisfaction of all of the above requirements, the named Borrower herein shall be released from all liability under this Security Instrument, the Note and the other Loan Documents accruing after such transfer. The foregoing release shall be effective upon the date of such transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.
          (d) . . . .

Exhibit N-2

EXHIBIT O
RENT ROLL

Exhibit O-1

EXHIBIT P
LENDER ESTOPPEL CERTIFICATE STATEMENTS
     (i) The Loan Documents described on Schedule A represent, in all material respects, the complete agreement between Seller and Lender as to all rights, liabilities and obligations of Seller and Lender with respect to the Existing Loan;
     (ii) The Loan Documents have not been cancelled, modified or amended except as set forth on Schedule A;
     (iii) The outstanding principal balance of the Existing Loan or the date hereof is approximately $                                        ;
     (iv) To Lender’s knowledge, Borrower is not in default under any of the Loan Documents;
     (v) Schedule                     is a schedule of all sums held by Lender in reserve or escrow under the Existing Loan, which schedule is true and correct in all material respects.

Exhibit P-1

EXHIBIT Q
TAX CERTIORARI PROCEEDINGS
     There are currently filed petitions to the Administrative Appeal to the Value Adjustment Board in order to contest the 2004 and 2005 Tax Assessments.

Exhibit Q-1

FIRST AMENDMENT TO AGREEMENT OF SALE
     THIS FIRST AMENDMENT TO AGREEMENT OF SALE is made as of the      day of October, 2005, by and between MIAMI RPFIV AIRPORT CORPORATE CENTER LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Seller”), and HINES REIT PROPERTIES, L.P., a Delaware limited partnership (“Buyer”).
Preliminary Statement
     Seller and Buyer have heretofore entered into that certain Agreement of Sale, made to be effective as of October 12, 2005 (the “Purchase Agreement”), pursuant to which Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, the Property (as defined in the Purchase Agreement) which includes the real estate commonly known as the Miami Airport Corporate Center located in Miami, Florida.
     NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.
1. Inspection Period. Section 19(c) of the Purchase Agreement is hereby amended to extend the Inspection Period, as defined therein, to November 8, 2005.
2. Full Force and Effect. Except as otherwise expressly set forth herein, the Purchase Agreement is unamended and in full force and effect.
3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed as of file date(s) set forth below to be effective as of the day and year first above written.

SELLER:

MIAMI RPFIV AIRPORT CORPORATE CENTER LIMITED LIABILITY COMPANY, a Delaware limited liability company

By:	MIAACCIV, LLC, its managing member

	By:	/s/ Robert J. Hughes

	Name:	Robert J. Hughes
	Title:	Vice President
	Date:	10/28/05

BUYER:

HINES REIT PROPERTIES, L.P., a Delaware limited partnership

By:	Hines Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

	By:	/s/ Charles N. Hazen

	Name:	Charles N. Hazen
	Title:	President
	Date:	October 28, 2005

2

SECOND AMENDMENT TO AGREEMENT OF SALE
     THIS SECOND AMENDMENT TO AGREEMENT OF SALE is made as of the 7th day of November, 2005, by and between MIAMI RPFIV AIRPORT CORPORATE CENTER LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Seller”), and HINES REIT PROPERTIES, L.P., a Delaware limited partnership (“Buyer”).
Preliminary Statement
     Seller and Buyer have heretofore entered into that certain Agreement of Sale, made to be effective as of October ___, 2005 (the “Purchase Agreement”), pursuant to which Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, the Property (as defined in the Purchase Agreement) which includes the real estate commonly known as the Miami Airport Corporate Center located in Miami, Florida.
     NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.
1. Inspection Period. Section 19(c) of the Purchase Agreement is hereby amended to extend the Inspection Period, as defined therein, to November 11, 2005.
2. Full Force and Effect. Except as otherwise expressly set forth herein, the Purchase Agreement is unamended and in full force and effect.
3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed as of the date(s) set forth below to be effective as of the day and year first above written.

SELLER:

MIAMI RPFIV AIRPORT CORPORATE CENTER LIMITED LIABILITY COMPANY, a Delaware limited liability company

By:	MIAACCIV, LLC, its managing member

	By:	/s/ Leanne R. Dunn

	Name:	Leanne R. Dunn
	Title:	Vice President
	Date:	November 7, 2005

BUYER:

HINES REIT PROPERTIES, L.P., a Delaware limited partnership

By:	Hines Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

	By:	/s/ Charles N. Hazen
	Name:	Charles N. Hazen
	Title:	President
	Date:	November 7, 2005

2

THIRD AMENDMENT TO AGREEMENT OF SALE
     THIS THIRD AMENDMENT TO AGREEMENT OF SALE is made as of the    day of November   , 2005, by and between MIAMI RPFIV AIRPORT CORPORATE CENTER LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Seller”), and HINES REIT PROPERTIES, L.P., a Delaware limited partnership (“Buyer”).
Preliminary Statement
     Seller and Buyer have heretofore entered into that certain Agreement of Sale, made to be effective as of October     , 2005 (the “Purchase Agreement”), pursuant to which Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, the Property (as defined in the Purchase Agreement) which includes the real estate commonly known as the Miami Airport Corporate Center located in Miami, Florida.
     NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.
1. Inspection Period. Section 19(c) of the Purchase Agreement is hereby amended to extend the Inspection Period, as defined therein, to November 15, 2005.
2. Full Force and Effect. Except as otherwise expressly set forth herein, the Purchase Agreement is unamended and in full force and effect.
3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed as of the date(s) set forth below to be effective as of the day and year first above written.

SELLER:

MIAMI RPFIV AIRPORT CORPORATE CENTER LIMITED LIABILITY COMPANY, a Delaware limited liability company

By:	MIAACCIV, LLC, its managing member

	By:	/s/ Leanne R. Dunn

	Name:	Leanne R. Dunn
	Title:	Vice President
	Date:	November 11, 2005

BUYER:

HINES REIT PROPERTIES, L.P., a Delaware limited partnership

By:	Hines Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

	By:	/s/ Charles N. Hazen
	Name:	Charles N. Hazen
	Title:	President
	Date:	November 11, 2005